PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President

Amended and Restated
Fund Participation Agreement
Among
AllianceBernstein Variable Product Series, Inc.,
AllianceBernstein Investment Research and Management,
Alliance Capital Management, L.P.,
And
Hartford Life Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE Xl.	Miscellaneous
ARTICLE X11.	Mixed and Shared Funding
ARTICLE XIII.	Distribution Payments
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 1st day of March 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"); AliianceBernstein Variable Products Series Fund, Inc, a Maryland Corporation (the "Trust"); the principal underwriter with respect to the Contracts referred to below; AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser").
WHEREAS, the parties have conducted business together pursuant to a Fund Participation Agreement dated October 26, 2001; and
WHEREAS, the parties wish to amend and restate the October 26, 2001 Fund Participation Agreement herein; and
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Trust intends to make available Class B shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford as investment media for those variable annuity contracts of Hartford listed in Schedule A; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on each Business Day.

A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
4
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
A.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares, is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation).

Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit aninvoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

A.    The Distributor or the Trust shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

A.    The Trust acknowledges and agrees that the Contracts may not give Hartford the ability to restrict transfers and that Hartford does not have the ability or desire to track, in real time, individual transfers in omnibus accounts or in all Contracts.

B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems to be Abusive Transfer activity. After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. Further, Hartford will, upon request, provide to the Trust or the Distributor such information, subject to Hartford's privacy policies protecting certain individual customer information, as they may consider necessary or desirable to review the possible existence and extent of Abusive Transfer activity. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

C.    In the event the Trust implements restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by Hartford in its reasonable discretion, with Hartford's trading policies and procedures for the Variable Contracts, the Trust will bear all expenses for closing the affected Series in the Contracts.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

E.    Hartford represents that it believes, in good faith, that the Contracts will be treated as annuity contract under applicable provisions of the Code and that it will make every effort to maintain such treatment. Hartford will notify the Trust and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be treated in the future.

2.2    The Trust and the Distributor represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3    The Trust and the Adviser represent and warrant that:

A.    Each Series is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

B.    The Trust is duly organized and validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act

D.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4    The Distributor represents and warrants that:

A.    It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.

3.2    The Trust or its designee will provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford-shall furnish; or-shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5.     The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3    If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry cut the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losse") to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts

(or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

6.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

7.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2    Indemnification by the Distributor

A.    The Distributor agrees to indemnify and hold. harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any repr6sentation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

6.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

B.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3    Indemnification by the Adviser

A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; Or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement; or

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

9.3    Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Hartford in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Alliance Variable Products Series, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, President and Chief Executive Officer

If to the Distributor:
AllianceBernstein Investment Research
and Management, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Stephen Scanlon, Senior Vice President

If to the Adviser:

Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, Executive Vice President

If to Hartford:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President

With a copy to:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Alan Kreczko, Deputy General Counsel
ARTICLE XI. MISCELLANEOUS

11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9     The Advisor agrees to consult in advance with Hartford concerning and decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

11.10     The Trust, Adviser, Hartford, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

ARTICLE XII: MIXED AND SHARED FUNDING AGREEMENT

12.1     The Trust has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Series are available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Hartford ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

12.2     The Trust agrees that its Board of Directors shall at all times consist of directors a majority of whom are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act (the "Disinterested Directors") with such exceptions as permitted by the Mixed and Shared Funding Order.

12.3     The Trust agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Series, including the Separate Account. Hartford agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)    an action by any state insurance or other regulatory authority;

(b)    a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)    an administrative or judicial decision in any relevant proceeding;

(d)    the manner in which the investments of any Portfolio are being managed;

(e)    a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Series; or

(f)    a decision by a life insurance company utilizing the Series to disregard the voting instructions of participants.
Hartford will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Hartford to disregard voting instructions of participants. The obligations of the Hartford under this Section 5.3 will be carried out with a view only to the interests of participants.

12.4 Conflict Remedies.

(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Hartford and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the separate accounts from the Series or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Series, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Series) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)    If the material irreconcilable conflict arises because of Hartford's decision to disregard participant voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Hartford that this provision is being implemented, and until such withdrawal Distributor and the Trust shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the Separate Account's investment in the Series within six months after the Trust's Board of Directors informs Hartford that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(d)    Hartford agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or Distributor be required to establish a new funding medium for any Contracts. Hartford will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of participants materially adversely affected by the material irreconcilable conflict.

12.5     The Trust will promptly make known in writing to Hartford the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

12.6     Hartford and the Trust will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

12.7     If, at any time during which the Trust is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded-by-any-of said rules that are applicable.
ARTICLE XIII: DISTRIBUTION PAYMENTS
13.1     During the term of this Agreement and subject to the conditions of this Section 13, the Distributor will make payments to Hartford pursuant to a distribution plan adopted by the Trust with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") in consideration of the Hartford's, or its affiliate, furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments under this Section 13, and the Hartford waives any such payment, until the Distributor receives monies therefor from the Trust. Any such payments made pursuant to this Section 13 shall be subject to the following terms and conditions:

(a)    Any such payments shall be in such amounts as the Distributor may from time to time advise Hartford in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Trust attributable to the Class B shares of a Portfolio held by clients of the Contracts Distributor. Any such service fee shall be paid solely for personal service and/or the maintenance of participant accounts.

(b)    The provisions of this Section 13 relate to a plan adopted by the Trust pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Section 13 shall provide the Trust's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

(c)    The provisions of this Section 13 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 13 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 13 may be terminated at any time, without penalty, by either the Distributor or Hartford with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

(d)    Payments made under this Section 13 will offset amounts owed by Distributor to Hartford under the "Marketing and Services Agreement" of even date herewith.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ Robert M. Arena
Name: Robert M. Arena
Its: Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
On its behalf arid each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ George R. Jay
Name: George R. Jay
Its: Chief Compliance Officer

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES, INC.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: President and Chief Executive Officer

ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Its: Senior Vice President

ALLIANCE CAPITAL MANAGEMENT, L.P.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: Executive Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Separate Accounts	Contracts
Hartford Life Insurance Company Separate Account Two Hartford Life and Annuity insurance Company Separate Account Three Hartford Life and Annuity Insurance Company Separate Account Three	HLVA03 HLVA99 HLNCDSCO3 HLNCDSC98 HLVA94

25

SCHEDULE B
PORTFOLIOS OF ALLIANCE PRODUCTS SERIES FUND, INC.
SUBJECT TO THE PARTICIPATION AGREEMENT
Effective October 26, 2001
Class B shares of Global Bond Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Growth and Income Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Effective May 1, 2005
Class B shares of Balanced Wealth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Small/Mid Cap Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of International Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Global Research Growth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
26

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Accounts registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners;
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (1)

Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trusts share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the fifteenth 15th day of October, 2005, by and among Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties") and Hartford Life and Annuity insurance Company (together with the Original Parties the "Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable life insurance contracts of Hartford;
WHEREAS, the Parties desire to amend the Agreement to add another party to the Agreement, Hartford Life and Annuity Insurance Company, a Connecticut stock life insurance company on its behalf and on behalf of the Separate Accounts set forth on Schedule A;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Hartford Life and Annuity Insurance Company shall become a Party to this Agreement and all the rights and obligations set forth in the Agreement regarding Hartford Life Insurance Company and its Separate Accounts listed on Schedule A shall apply to Hartford Life and Annuity Insurance Company and its Separate Accounts listed on Schedule A.
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life Insurance Separate Account Two
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL II

Contracts
HLVA03	HL-1544(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94	ILA-1007
HL-15486(00)	HL-14875
HL-15894(03)	HL-15898(03)
HL-15471(99)	HL-15904(03)
HV2025 (403(b) product)

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA99/HLAVA99	LA-1151(98)
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: October 15, 2005
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir., ILD
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, on its behalf
and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir, ILD
ALLIANCEBERNSTEIN VARIABLE
PRODUCT    INC

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Title: President and CEO
ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.
By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Title:    Senior Vice President
ALLIANCE CAPITAL MANAGEMENT,
L. P., by Alliance Capital Management Corporation, General Partner
By: /s/ Adam R. Spilka
Name: Adam Spilka
Title: Secretary

AMENDMENT NO. 2 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the first 1st day of May, 2006, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each, a Connecticut stock life insurance company (together, "The Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland Corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of The Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable life insurance contracts of The Hartford under Amendment No. 1 of the Amended and Restated Participation Agreement dated October 15, 2005.
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable annuity and variable life insurance contracts of The Hartford;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: May 1, 2006
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: [illegible]
Name:
Title:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY, on its behalf
and each Separate Account named in
Schedule A, as may be amended from
time to time

By: [illegible]
Name:
Title:

ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES, INC

By: [illegible]
Name:
Title

ALLIANCEBERNSTEIN INVESTMENT
RESEARCH AND MANAGEMENT, INC.

By: [illegible]
Name:
Title:

ALLIANCE CAPITAL MANAGEMENT,
L.P.

By: [illegible]
Name:
Title

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03	HL-15441(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94
HL-15486(00)	HL-14875
HL-15894(03)	L-15898(03)
HL-15471(99)	HL-15904(03)
HL-15420 (403(b))	HV-1452-0
HV-1499-0 (403(b))

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA991HLAVA99	LA-1151(98)	..,
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

AMENDMENT TO
FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, effective as of this 19th day of April, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); AllianceBernstein Variable Products Series Fund. Inc. ("Trust"); AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc_ and AllianceBernstein Investment and Research Management, Inc. ("Distributor"): and AllianceBernstein L.P. (formerly Alliance Capital Management. LP.) ("Adviser").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows.
1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.    The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and ail related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided. all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement. the terms of this Amendment shall control.
7    This Amendment shall be binding upon. and inure to the benefit of. the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
Group Variable Annuity Contracts (Gardner and White)
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I

Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT. effective as of this 19th day of April, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"): AllianceBernstein Variable Products Series Fund, Inc. ("Trust"), AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc. and AllianceBernstein Investment and Research Management, Inc ) ("Distributor"); and AllianceBernstein L.P. (formerly Alliance Capital Management, L.P ) ("Adviser")
RECITALS
WHEREAS. the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005. as amended (collectively, the "Agreement" ): and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company. as filed with the Securities and Exchange Commission from time to time

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines. penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion. to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates

3.    The Distributor shall promptly reimburse the Company, upon the Company's request. for its costs associated with trust registration statement supplements The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts name in Schedule A, as amended.
By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.
By: /s/ [illegible]
Its
ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Account
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Searate Account VL II

Product Funded by Separate Account
The Director M
Wells Fargo Director M
Director M Access
The Director M Edge
The Director M Plus
The Director M Outlook
Wells Fargo Director M Outlook
Stag Wall Street Variable Universal Life Series ll
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

I .	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Marc O. Mayer
Name: Robert Arena
Name: Marc O. Mayer
Its: Executive Vice President
Its: Executive Vice President
Date: June 12, 2008
Date:

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ illegible                        By: /s/ Stephen C. Scanlon

Name:                            Name: Stephen C. Scanlon

Its:                            Its: Managing Director

Date:                            Date:

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc O. Mayer

Name: Marc O. Mayer

Its: Executive Vice President

Date:

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company S9arate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL 1
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR

The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc.„ AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: October 19, 2009
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.
By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Stanley J. Laffey
Name: Robert Arena
Name: Stanley J. Laffey
Its: Executive Vice President
Its: Assistant Secretary
Date: 10/06/09
Date: 9/29/09

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Andrew L. [illegible]

Name: Robert Arena                    Name: Andrew L. [illegible]

Its: EVP                        Its: Assistant Secretary

Date: 10/6/09                        Date: 9/29/09

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc R. Bryant

Name: Marc R. Bryant

Its: Assistant Secretary

Date: 9/29/09

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR

The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011

HARTFORD LIFE INSURANCE COMPANY             ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Stephen J. Laffey

Name: Steven M. Kluever                    Name: Stephen J. Laffey

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD LIFE AND ANNUITY                  ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                    INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Daniel Notto

Name: Steven M. Kluever                    Name: Daniel Notto

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN, L.P.
DISTRIBIUTION COMPANY, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Emilie D. Wrapp

Name: Steven M. Kluever                    Name: Emilie D. Wrapp

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insuranci, Company Sepaiatc Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
3706377    3

The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Set ies I.
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 7
TO THE
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:
1. Schedule A is amended to add the Hartford Leaders VUL Liberty 2012 product. The existing Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which is taken together shall constitute one and the same instrument.
Effective date: July 16, 2012

HARTFORD LIFE INSURANCE             HARTFORD LIFE AND ANNUITY
COMPANY                        INSURANCE COMPANY

By its authorized officer                By its authorized officer

By: /s/ Beth Bombara                By: /s/ Beth Bombara

Name: Beth Bombara                Name: Beth Bombara

Title: President                    Title: President

Date: 6/6/13                        Date: 6/6/13

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN VARIABLE
DISTRIBIUTION COMPANY, INC.                PRODUCTS SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Beth Bombara                        By: /s/ Stephen J. Laffey

Name: Beth Bombara                        Name: Stephen J. Laffey

Its: President                            Its: Assistant Secretary

Date: 6/6/13                            Date: 5/31/13

ALLIANCEBERNSTEIN                     ALLIANCEBERNSTEIN, L.P.
INVESTMENTS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Stephen J. Laffey                    By: /s/ Emilie D. Wrapp

Name: Stephen J. Laffey                    Name: Emilie D. Wrapp

Its: Assistant Secretary                    Its: Assistant Secretary

Date: 5/31/13                            Date: 5/31/13

Schedule A

Separate Accounts and Contracts Subject to the Participation Agreement

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager - All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth. Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice

Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II
Hartford Leaders VUL Liberty 2012

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of the day of January, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

WITNESSETH:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE I
Sale of the Fund Shares

1.1    Subject to Section L3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.
1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article 4 of this Agreement.

1.11    So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. in the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4    The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5    The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the
1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.
2.9    The Company shall be responsible for assuring that any prospectus offering a
Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.10     Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes-Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will ' comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.
ARTICLE 4
Potential Conflicts

4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30 day- period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30- day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the
Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8    Wand to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the
Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination
6.1    This Agreement may be terminated by either party for any reason by six (6)
months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (I) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate_

6.5    This Agreement may be terminated at the option of the Company if (A) the
Internal Revenue Service determines that any Portfolio fails to qualify as a 'Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgement exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.
3
6.6    Notwithstanding any termination of this Agreement pursuant to this Article 6, upon the request of the Company the Fund may agree (which agreement shall not be unreasonably withheld) to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as 'Existing Contracts'). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.7    In the event of a termination of this Agreement pursuant to this Article 6, the Fund will promptly notify the Company regarding whether Underwriter and the Fund will continue to make Shares available after such termination. If the Fund elects to continue making shares available to the Company, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than nine months.

6.8    The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Funds, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company:

ITT Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in. two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under. this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10     No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

ITT HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ David A. Hall
David A. Hall
Name: Senior Vice President

Title:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: [illegible]

Name:

Title:

Schedule A

Segregated Accounts of ITT Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account                     Date Established
ICMG Registered Variable Life                October 9, 1995
Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of ITT Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Quality Equity Fund
American Balanced Fund
Equity Growth Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Find
Natural Resources Focus Fund
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund

Schedule C

Persons Authorized to Act on Behalf of ITT Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of ITT Hartford Life and Annuity Insurance Company on its own behalf and on behalf of each Account:

Name                                Signature

Carol Lewis                            /s/ Carol Lewis

Julie DeFazio                            /s/ Julie DeFazio

Elsa Phin                            /s/ Elsa Phin

Sandra Cinqugrana                        /s/ Sandra Cinquegrana

AMENDMENT I TO THE
FUND PARTICIPATION AGREEMENT
BETWEEN
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. AND
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EFFECTIVE JANUARY 1997 ("AMENDMENT")

THIS AMENDMENT to the Fund Participation Agreement, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts"), is made as of the
1st date of March, 1999.

WITNESSETH

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extend permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1
Sale of the Fund Shares

1.1    Subject to Section 1.3 of this Agreement, the Fund shall cause the
Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter or its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter or its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund_ The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section
1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only_
Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payments of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that the Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 1.10 and Article 4 of this Agreement.

1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then-current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to is use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.10 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts
4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination

6.1    This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate.

6.5    This Agreement may be terminated at the option of the Company if (A)
the Internal Revenue Serve determines that any Portfolio fails to qualify as a 'Regulated Investment Company' under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

6.6    Notwithstanding any termination of this Agreement but subject to Article
I, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of the Agreement, provided that the Company continues to comply with all of its obligations hereunder as if this Agreement had not been terminated.

6.7    The provisions of Article 5 shall survive the termination of this
Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Fund, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company

Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment 1 to the Fund Participation Agreement as of the date and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ James P. VanEtten
Name: James P. VanEtten
Title: Assistant Vice President

MERRI LYNCH VARIABLE SERIES FUND , INC.
By: /s/ Terry K. Glenn
Name: Terry K. Glenn
Title:    Executive Vice President

Schedule A

Segregated Accounts of Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account	Date Established October 9, 1995
ICMG Registered Variable Life Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Quality Equity Fund
American Balanced Fund (Closed May 1, 1999. No policyholders in fund.)
Special Value Focus Fund
International Equity Focus Fund (closed May 1, 1999. No policyholders in fund.)
Developing Capital Markets Focus Fund (closed May 1, 1999. No policyholders in fund.)
Global Utility Focus Fund
Natural Resources Focus Fund (closed May 1, 1999. No policyholders in fund.)
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund
Reserve Assets Fund
Capital Focus Fund
Global Growth Focus Fund

Schedule C

Persons Authorized to Act on Behalf of Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of each Account:

Name                            Signature

Carol Lewis, Assistant Director                /s/ Carol Lewis
Tibor Held, Accountant                    /s/ Tibor Held
Mark Strogoff, Accountant                    /s/ Mark Strogoff
Todd Farber, Accountant                    /s/ Todd Farber

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of 30th day of June, 2007 to the Fund Participation Agreement dated January 1997, as amended March 1, 1999 (the "Agreement"), by and between Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) (the "Company") and BlackRock Variable Series Funds, Inc. (formerly known as Merrill Lynch Variable Series Funds, Inc.) (the "Fund") is hereby amended as follows:

1.    All parties agree to add Hartford Life Insurance Company, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

2.    Company

References to "ITT Hartford Life and Annuity Insurance Company" are hereby changed to "Hartford Life and Annuity Insurance Company." "Company" shall collectively mean Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company.

3.    Fund

References to "Merrill Lynch Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc." and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

4.    Underwriter

References to "Merrill Lynch Funds Distributors, Inc. and "Underwriter" shalt mean "BlackRock Distributors, Inc."

5.    Investment Advisor

References to "Merrill Lynch Asset Management, L.P." and "MLAM" shall mean "BlackRock Advisors, LLC."

6.    Schedules A and B to the Agreement are hereby amended as attached hereto and made a part hereof. Schedules A and B shall be amended from time to time as reflected in Accounts registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

7.    Sections 2.1 and 2.2 are hereby amended to reflect that:

(a)    The Fund shall be, and remain responsible for the prompt payment, or reimbursement, as the case may be, to the Company of the reasonable costs and expenses associated with the following activities associated with the preparing, filing with the Securities and Exchange Commission and setting for printing shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information (collectively, the "Fund Materials"): (i) text composition and alterations; (ii) printing, mailing and distributing for use with existing Contract owners; and (iii) if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files. The Company may choose to print Fund Materials, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined on a pro-rata basis using the page count or portion thereof of the Fund Materials as compared to the total page count for the combined materials containing all other funds' materials.

(b)    Fund Materials shalt be supplied in final form to the Company as soon as reasonably possible following the filing thereof with the Securities and Exchange Commission; time being of the essence. The Parties recognize that the Company issues Contract prospectuses on a May 15t calendar year and therefore any Fund supplements issued off cycle result in additional costs and expenses, including special handling fees.

(c)    The Company will calculate the payment contemplated by this Section 2 and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Fund. The Fund agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

8.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof.

9.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

10.    This Amendment shalt be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, on its behalf and each Account
named in Schedule A to the Fund Participation
Agreement as may be amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD LIFE INSURANCE COMPANY, on its
behalf and each Account named in Schedule A
to the Fund Participation Agreement, as may be
amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

BlackRock Variable Series Funds, Inc.

By: /s/ illegible
Name:
Title:

Schedule A
Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc.

BlackRock Global Growth V.I. Fund (formerly Mercury Global Growth V.I. Fund, previously Merrill Lynch Global Growth Focus Fund)
BlackRock Large Cap Growth V.I. Fund

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of March 31, 2010 and effective as of April 1, 2010 to the Fund Participation Agreement dated January 1997 (the "Agreement"), as amended March 1, 1999 ("Amendment No.1") and June 30, 2007 ("Amendment No. 2"), by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively the "Company") and BlackRock Variable Series Funds, Inc. (the "Fund") is hereby amended as follows:

1.     Underwriter

References to "Underwriter" shall mean "BlackRock Investments, LLC ("BRIL") a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.    Schedule A

Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

3.    Schedule B

Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

ARTICLE 3 Representations and Warranties Section 3.2 of the Agreement is hereby renamed as Section 3.2(a) and Section 3.2(b) of the Agreement is added as follows:

3.2(b)
Notwithstanding any other provision to the contrary in this Agreement for purposes of the exemption to the application of certain limitations provided in subparagraph (E) of Section 12(d)(1) of the 1940 Act, the Company, on its own behalf and on behalf of the Account(s) and each investment subdivision thereof, represent and warrants with respect to the shares of each investment portfolio of the Underlying Fund held by a subdivision of the Account(s):

(i)	Hartford Equity Sales Company is the principal underwriter for the Account(s) and the subdivisions of the Account(s) and a registered broker-dealer under the Securities Exchange Act of 1934;

(ii)	Fund Shares are the only investment securities held by the corresponding subdivisions of the Account(s); and

(iii)	The Company, on behalf of the corresponding subdivision, will:

(a)	vote the shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

ARTICLE 7 Notices is hereby deleted and replaced with the following:

ARTICLE 7

Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:                        With a copy to:
BlackRock Variable Series Funds, Inc.            Robert Connolly, General Counsel
Attention: Brian Schmidt                    BlackRock, Inc.
40 East 52nd Street                    40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Underwriter:                    With a copy to:
BlackRock Investments, LLC                BlackRock Investments, LLC
Attn: Frank Porcelli                     Attn: Rick Forio
40 East 52nd Street                     40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Company:                        With a copy to:

Hartford Life Insurance Company                    Hartford Life Private Placement
200 Hopmeadow Street                         100 Campus Drive, Suite 250
Simsbury, CT 06089                         Florham Park, NJ 07932
Attn: General Counsel                        Attn: VP, Product Management
Fax: 860-843-8665                        Fax: 973-966-6330

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Denis R. Molleur
Name: Denis R. Molleur
Title: Assistant Secretary

HARTFORD LIFE ND ANNUI INSURANCE COMPANY, on its behalf and each Account named in
Schedule A to the Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, on its behalf and each Account named in Schedule A to the
Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

Schedule A

Hartford Life Insurance Company
Separate Account Two
Separate Account Seven
Separate Account ICMG Series I
Separate Account ICMG Series 11
Separate Account ICMG Series 11A
Separate Account ICMG Series 11B
Separate Account ICMG Series 11C
Separate Account ICMG Series 11D
Separate Account ICMG Series III
Separate Account ICMG Series 111A
Separate Account ICMG Series IIIB
Separate Account ICMG Series IV
Separate Account ICMG Series VII
Hartford Life Insurance Company PPVA Separate Account

Hartford Life and Annuity Insurance Company
Separate Account One
Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series 1 and IR
Hartford Leaders Solution Outlook Series I and IR
Series I
Series 11
Series 11A
Series 11B
Series 11C
Series IlD
Series III
Series IIIA
Series IIIB
Series IIIC
Series IIID
Series IIIV
Series IMF
Series IV
Series IVA
Series IVB
Series WC
Series IVD
Series IVE
Series IVF
Series IVG
Series IVH
Series IVJ
Series IVK
Series IVL
Series 4V
Hartford Life Private Placement Variable Life Insurance Select Seriessm
Hartford Life Private Placement Variable Life Insurance Advisor Seriessm
Hartford Life Private Placement Variable Annuity Select Series

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, inc. Available Class I, Class II and Class III shares of:

CUSIP	TICKER	FUND NAME	CLASS
09253L108	AMBLI	BlackRock Balanced Capital V.I. Fund	1
09253L405	BAVLI	BlackRock Basic Value V.1. Fund	1
09253L504	BAVII	BlackRock Basic Value V.I. Fund	II
09253L603	BVIII	BlackRock Basic Value V.I. Fund	III
09253L843	FDGRI	BlackRock Fundamental Growth V.I. Fund	I
09253L777	GLALI	BlackRock Global Allocation V.I. Fund	I
09253L769	GLAII	BlackRock Global Allocation V.I. Fund	II
09253L751	GAIII	BlackRock Global Allocation V.I. Fund	III
092531_819	GLGRI	BlackRock Global Growth V.I. Fund	I
09253L785	GGIII	BlackRock Global Growth V.I. Fund	III
09253L744	GVBDI	BlackRock Government Income V.I. Fund	I
09253L710	HICUI	BlackRock High Income V.I. Fund	I
09253L645	IVVVI	BlackRock International Value V.I. Fund	I
09253L611	LGCCI	BlackRock Large Cap Core V.I. Fund	I
09253L595	LGCII	BlackRock Large Cap Core V.I. Fund	II
09253L587	LCIII	BlackRock Large Cap Core V.I. Fund	III
09253L579	LGGGI	BlackRock Large Cap Growth V.I. Fund	I
09253L553	LGIII	BlackRock Large Cap Growth V.I. Fund	ill
09253L546	LCVAX	BlackRock Large Cap Value V.I. Fund	I
09253L538	LCVBX	BlackRock Large Cap Value V.I. Fund	II
09253L520	LV111	BlackRock Large Cap Value V.I. Fund	111
09253L876	DMMKI	BlackRock Money Market V.I. Fund *	I
09253L678	IDXVI	BlackRock saP 500 Index V.I. Fund	I
09253L660	IXVI1	BlackRock sap 500 Index V.I. Fund	II
09253L702	CRBDI	BlackRock Total Return V.I. Fund	I
09253L512	UTTLI	BlackRock Utilities and Telecommunications V.I. Fund	I
09253L470	SMCPI	BlackRock Value Opportunities V.I. Fund	I
09253L462	SMCII	BlackRock Value Opportunities V.I. Fund	11
09253L454	SCIII	BlackRock Value Opportunities V.I. Fund	III

* No fees will be paid on the BlackRock Money Market V.I. Fund
On or about May 1, 2010 the BlackRock Fundamental Growth V.I. Fund will be renamed the BlackRock Capital Appreciation V.I. Fund
On or about May 1, 2010 the BlackRock Global Growth V.I. Fund will be renamed the BlackRock Global Opportunities V.I. Fund

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and

WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and
WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this

Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act.

(iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
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2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.
(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.
ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
40
946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________

FUND PARTICIPATION AGREEMENT

among

THE HUNTINGTON FUNDS,

HUNTINGTON ASSET ADVISORS, INC.,

UNIFIED FINANCIAL SECURITIES, INC.,

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

and

HARTFORD LIFE INSURANCE COMPANY

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of the 15' day of April, 2009 by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company being collectively referred to herein as "Hartford"), on Hartford's behalf and on behalf of each separate account set forth on Schedule A attached as it may be amended from time to time (the "Separate Accounts"); The Huntington Funds, a Delaware statutory trust (the "Trust"), on its behalf and on behalf of each of its series set forth on Schedule B attached as it may be amended from time to time (the "Funds"); Unified Financial Securities, Inc., an Indiana corporation, and Huntington Asset Advisors, Inc., a registered investment adviser (the "Adviser").
WHEREAS, the Trust, the Adviser, Hartford and Edgewood Services, Inc. ("Edgewood") were parties to a Fund Participation Agreement dated as of June 23, 2006, as amended on May 1, 2008 (the "Original Agreement"); and
WHEREAS, Edgewood was terminated as the Trust's distributor, and replaced with Unified Financial Securities, Inc. effective April 1, 2009; and
WHEREAS, the Original Agreement terminated upon Edgewood's termination as referenced above, and thus the Trust, the Adviser, Hartford and Unified Financial Securities, Inc. ("Distributor") now seek to enter into a new Fund Participation Agreement, effective as of April 1, 2009; and
WHEREAS, the Trust engages in business as an open-end management investment company and its Funds are available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the investment adviser to the Trust; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed on Schedule A attached as may be amended from time to time under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") to be issued by it for distribution (the "Contracts"): and
WHEREAS, the Trust intends to make available shares of the Funds to the Separate Accounts of Hartford; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Separate Accounts wish to purchase shares of the Funds to serve as an investment medium for the Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Funds; and

WHEREAS, the Fund shares may be made available to separate accounts of one or more insurance companies that fund variable annuity contracts or variable life insurance policies, subject to receipt of any required relief pursuant to an exemptive order from the Securities and Exchange Commission ("SEC"), granting exemptions from the provisions of various sections of the 1940 Act and Rules thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order");
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. FUND SHARES

1.1    The Trust and the Distributor agree to make shares of the Funds available for purchase on each Business Day (as defined below) by the Separate Accounts. Each Fund will execute orders placed for each Separate Account on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of such order.

A.    For purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of orders by 8:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean each day on which the New York Stock Exchange is open for trading and on which each Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC") as set forth in the Trust's registration statement on Form N-1A (the "Registration Statement").
1.2    The Trust agrees to make available on each Business Day shares of the Funds for purchase at the applicable net asset value per share by the Separate Accounts; provided, however, that the Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares or if the Board determines that such action is necessary in the best interests of the shareholders of any Fund.
1.3    The Trust and Distributor agree that shares of the Funds will be sold only to insurance companies, for use in conjunction with variable life insurance policies or variable annuities to separate accounts of insurance companies, and to other persons consistent with the diversification rules under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. No shares of the Funds will be sold to the general public unless otherwise permitted by the Mixed and Shared Funding Exemptive Order and any applicable provisions of the Code.
1.4    Upon receipt of a request for redemption in proper form from Hartford on any Business Day, the Trust agrees to redeem any full or fractional shares of the Funds held by the Separate Accounts at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption, except that the Trust reserves the right to suspend redemptions temporarily to the extent permitted under the 1940 Act. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the Trust's current registration statement.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 8:00 a.m. (Eastern time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule C to this Agreement or, if it is unable to submit orders electronically, Hartford shall submit such orders through manual transmissions using the procedures described in Schedule C to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Fund shares shall be made in accordance with the provisions of the then current prospectuses of the Funds.

A.    Hartford will place separate orders to purchase or redeem shares of each Fund. Each order shall describe the net amount of shares and dollar amount of each Fund to be purchased or redeemed.

B.    Unless otherwise specified in Schedule C, Hartford shall pay for shares of the Funds on the next Business Day after Hartford's receipt of an order to purchase shares of a Fund, and payment shall be in federal funds transmitted by wire.

C.    In the event of net redemptions, a Fund shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after Hartford's receipt of an order to redeem shares.
1.6    Issuance and transfer of a Fund's shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate

Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Fund identified in Schedule B attached as may be amended from time to time.
1.7    The Trust or its designee shall notify Hartford in advance of any dividends or capital gain distributions payable on a Fund's shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to receive all such dividends and capital gain distributions in additional shares of the paying Fund. The Trust or its agent shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    Unless otherwise specified in Schedule C, the Trust or its agent shall advise Hartford on each Business Day of the net asset value per share for each Fund as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time.
A.    If the Trust or its agent provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or Contract owners, and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Trust or its agents for any amount lost by the Trust or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners.
With respect to the material errors or omissions relating to net asset value pricing, this section shall control over other indemnification provisions in this Agreement.

C.    Notwithstanding anything possibly to the contrary in this Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to transfers of assets into or from Hartford sponsored dynamic or static asset allocation models.
ARTICLE II. GENERAL DUTIES
2.1    Hartford shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Contracts issued by Hartford, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Contracts or interests in the Separate Accounts under the Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Contracts from state insurance commissioners.
2.2    Hartford shall make every effort to maintain the treatment of the Contracts issued by Hartford as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code, and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, Hartford shall make every effort to remedy any Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

2.3    Hartford or its agents shall offer and sell the Contracts in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state insurance law respecting the offering of variable life insurance policies and variable annuity contracts.

2.4    The Distributor shall sell and distribute the shares of the Funds in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.
2.5    During such time as the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, a majority of the Trust's Board shall consist of persons who are not "interested persons" of the Trust ("Independent Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Article 2.5 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Trust's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by rule or order upon application.
2.6    As long as pass through voting is required by the SEC, and provided it is consistent with their fiduciary duties, Hartford and its agents will not in any way recommend any proposal in opposition to, or oppose or interfere with, any proposal submitted by the Trust at a meeting of owners of Contracts or shareholders of the Funds, and will in no way recommend any proposal in opposition to, or oppose or interfere with, the solicitation of proxies by the Trust of shares held by Contract owners, without the prior written consent of the Trust.
2.7    Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
ARTICLE III. REPRESENTATIONS AND WARRANTIES
3.1    Hartford represents and warrants that:

A.    The Contracts or the interests in the Separate Accounts under such Contracts are or prior to issuance will be registered as securities under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in compliance with all applicable federal and state laws and regulations.

C.    Hartford is a life insurance company duly organized and in good standing under Connecticut law and that it is taxed as an insurance company under applicable provisions of the Code.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the Registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, and each of the Separate Accounts is a validly existing separate account under the applicable federal and state law.

E.    The Contracts are treated as annuity contracts under applicable provisions of the
Code. Hartford will make every effort to maintain such treatment and will notify the Trust and the Adviser immediately in writing upon having a reasonable basis for believing that the Contracts have ceased to be treated as such or might not be treated as such in the future.
3.2    The Trust and the Distributor represent and warrant that:

A.    Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Fund shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Fund shares shall be offered in compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is or will be registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Trust shall amend the Registration Statement for Fund shares under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of its shares.
3.3    The Trust and the Adviser represent and warrant that each Fund will qualify as a Regulated Investment Company under Subchapter M of the Code. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future. In the event the Trust ceases to so qualify, it will immediately take all steps necessary (a) to notify Hartford of such event and (b) where available, achieve compliance within any grace period afforded under the Code.
3.4    The Trust represents and warrants that:

A.    The Trust is duly organized and validly existing under the laws of the State of Delaware.

B.    The Trust does and will comply in all material respects with the 1940 Act.

C.    If the Trust determines that it is necessary, the Trust will obtain prior to sale or issuance of the Contracts, an order from the SEC, granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
3.5    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations necessary for the performance of its obligations to the Trust and Hartford and that it will perform its obligations to the Trust and Hartford in compliance with the laws and regulations and any applicable state and federal laws and regulations.

ARTICLE IV. PROSPECTUSES; REPORTS TO SHAREHOLDERS
AND PROXY STATEMENTS; VOTING
4.1    The Trust, at its expense, will print and provide Hartford with as many copies of each Fund's current prospectus and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Trust will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing a Fund's prospectus and statement of additional information or electronic files of the same for printing by Hartford at the Trust's expense. If Hartford chooses to receive camera-ready film, computer diskettes or electronic files in lieu of receiving printed copies of a Fund's prospectus and statement of additional information, the Trust shall bear the cost of providing the information in that format. Hartford will deliver, at the Trust's expense, such prospectuses, and statements of additional information to existing Contract owners as required under applicable law.
A.    Hartford may elect to print a Fund's prospectus and/or its statement of additional information in combination with the prospectuses and statements of additional information of other registered investment companies. In such event, the Trust shall bear its pro rata share of printing expenses based on the number of combined printed pages.
4.2    Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts.

4.3    The Trust, at its expense, will provide Hartford with printed or electronic copies of its reports to shareholders, and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Trust's expense, to Contract owners.
4.4    The Trust will provide Hartford with copies of its proxy solicitations. Hartford, at its own expense, will, to the extent required by law, (a) distribute proxy materials to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Fund shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Fund shares for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.
A.    To the extent permitted by applicable laws and subject to Article 2.6, Hartford reserves the right to vote Fund shares held in any Separate Account in its own right.
4.5    The Trust will comply with all provisions and interpretations of the 1940 Act and the rules thereunder requiring voting by shareholders.
4.6    If and during the time as the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, the Trust shall disclose in its prospectus that (1) the Funds are intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Trust hereby notifies Hartford that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Funds to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Contracts of unaffiliated life insurance companies.

ARTICLE V. SALES MATERIAL AND INFORMATION
5.1    Hartford shall furnish, or shall cause to be furnished, to the Trust and the Adviser at least ten (10) Business Days prior it is use, each piece of sales literature or other promotional material prepared by Hartford in which the Trust (or any Fund in the Trust), the Adviser or the Distributor is described. No sales literature or other promotional material will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days after receipt by the Trust or the Adviser.
5.2    Hartford and its affiliates and agents will not, without the permission of the Trust, give any information or make any representations or statements on behalf of the Trust or Adviser or concerning the Funds, the Trust or the Adviser, in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the Trust's Registration Statement or any Fund prospectus, (b) reports to shareholders, (c) proxy statements for the Funds, or, (d) sales literature or other promotional material approved by the Trust.
5.3    The Trust or Adviser shall furnish, or shall cause to be furnished, to Hartford or its designee at least ten (10) Business Days prior to its use, each piece of sales literature or other promotional material prepared by the Trust or the Adviser in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or other promotional material will be used if Hartford reasonably objects to its use within ten (10) Business Days after receipt by Hartford.
5.4    Neither the Trust, the Adviser nor the Distributor will, without the permission of Hartford, give any information or make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
5.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Trust or its shares, promptly after the filing of such document with the SEC or other regulatory authority.

5.6    With respect to the Contracts listed on Schedule A attached as may be amended from time to time, Hartford will provide to the Trust upon request all registration statements, prospectuses, statements of additional information and amendments and supplements thereto which are filed with the SEC on or after the date of this Agreement, all reports, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions, and requests for no action letters, and all amendments thereto.
5.7    For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, Web site or other public media), sales literature or other promotional material (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, information provided on a Web site, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or other promotional material, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees (but not including materials exclusively used internally by licensed representatives).
ARTICLE VI. DIVERSIFICATION
6.1    The Trust and the Adviser represent and warrant that, at all times, they will comply with Section 817(h) of the Code, the regulations promulgated thereunder, and any Internal Revenue Service guidance, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such statutory, regulatory or administrative authority. In the event a Fund ceases to so qualify, the Trust and the Adviser will immediately take all steps necessary (a) to notify Hartford of such event and (b) to adequately diversify the Fund so as to achieve compliance within the period afforded by Treasury Regulation 817-5.

ARTICLE VII. POTENTIAL CONFLICTS
If and during the time that the Trust engages in activities that require a Mixed and Shared Funding Exemptive Order, the parties shall comply with the conditions in this Article VII.
7.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Contracts issued by different participating life insurance companies that invest in the Trust.
A.    The Board shall promptly inform Hartford if it determines that a material irreconcilable conflict exists and the implications thereof. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract owners; or (f) disregard of a Contract owner's voting instructions.
7.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded. Hartford will be responsible for assisting the Board in carrying out its responsibilities under any Mixed and Shared Funding Exemptive Order, or. if the Trust is engaged in mixed funding or shared funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, Hartford will be responsible for assisting the Board in carrying out its responsibilities under such regulation, by providing the Board with access to all information reasonably necessary for the Board to consider any issues raised. Hartford shall carry out its responsibility under this Article 7.2 with a view only to the interests of the Contract owners.
7.3    If it is determined by a majority of the Trust's Board, or a majority of its Independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the material irreconcilable conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Funds, No charge or penalty will be imposed as a result of such withdrawal.

7.4    Hartford and the Adviser, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

ARTICLE VIII. INDEMNIFICATION
8.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of its directors, trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Article 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the offer, sale or acquisition of Fund shares or the Contracts or to the operation of the Separate Accounts and:

1.Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or other disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that th s indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the offer or sale of the Contracts or Fund shares; or

2.Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Article 8.2(A)(1) not supplied by Hartford or persons under its control) or wrongful conduct of Hartford or persons under its control, with respect to the offer, sale, acquisition or distribution of the Contracts or Fund shares; or
3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Article 8.2(A)(1) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from information furnished by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford, as limited by and in accordance with the provisions of Articles 8.1(B) and 8.5 hereof.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Adviser, the Trust or the Distributor, whichever is applicable.
8.2    Indemnification by the Distributor

A.    The Distributor agrees to indemnify and hold harmless the Trust, the Adviser and Hartford and each of their respective trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Adviser or Hartford, respectively, within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust or the designee of either by or on behalf of the Indemnified Party for use in Fund Documents or otherwise for use in connection with the offer or sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the offer, sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Hartford by or on behalf of the Distributor; or

4.    Arise out of or result from any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor as limited by and in accordance with the provisions of Articles 8.2(B) and 8.5 hereof.

B.    The Distributor shalt not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.
8.3    Indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its trustees, directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust or designee of either by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust, or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement cf a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Trust; or

4.    Arise out of or result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Articles 8.3(B) and 8.5 hereof.

B.    The Trust shallI not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Accounts, whichever is applicable.
8.4    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford, the Trust or the Distributor and each of their trustees, directors, officers, employees and agents and each person, if any, who controls Hartford, the Trust and the Distributor, respectively, within the meaning of Section 15 of the 1933 Act (collectively, the ''Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Article 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent from the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Fund's shares or the Contracts and;

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Adviser and contained in a Fund Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Adviser required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust or the designee of either by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in Company Documents not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Adviser; or

4.    Arise out of or result from any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Articles 8.4(B) and 8.5 hereof.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Accounts, whichever is applicable.
8.5    Notice of Indemnification; Retention of Counsel

A.    Any party seeking indemnification (each a "Potential Indemnitee") shall promptly notify any party from whom it intends to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. A Potential Indemnitor shall not be liable under this indemnification provision with respect to any claim made against a Potential Indemnitee unless such Potential Indemnitee shall have notified the Potential Indemnitor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Potential Indemnitee (or after such Potential Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Potential Indemnitor of any such claim shall not relieve the Potential Indemnitor from any liability which it may have to the Potential Indemnitee against whom such action is brought otherwise than on account of this indemnification provision.

B.    In case any such action is brought against a Potential Indemnitee, the Potential Indemnitor shall be entitled to participate, at its own expense, in the defense of such action. The Potential Indemnitor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Potential Indemnitor to such party of the Potential lndemnitor's election to assume the defense thereof, the Potential Indemnitee shall bear the fees and expenses of any additional counsel retained by it, and the Potential Indemnitor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.6    With respect to any claim for indemnification made under this Agreement, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.
8.7    If a party is defending a claim and indemnifying one or more parties to this Agreement, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party or parties to this Agreement being indemnified of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and any of the other parties fails to consent within five (5) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then each such other party withholding consent, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party and other remaining parties subject to this Agreement, if any, for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Article 8.7 shall not apply.
8.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE IX. APPLICABLE LAW
9.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
9.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE X. TERMINATION
10.1     This Agreement may be terminated without penalty:

A.    By any party for any reason upon six months' advance written notice delivered to all of the other parties, it being understood that no party may give notice under this provision until one (1) year from the effective date of this Agreement; or

B.    By Hartford by written notice to the Trust, the Adviser and the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance witl- applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment vehicle of the Contracts issued or to be issued by Hartford; or

C.    By Hartford upon written notice to the Trust with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

D.    By Hartford upon written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in this Agreement; or

E.    By Hartford upon institution of formal proceedings against the Trust, the Adviser or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

F.    By the Distributor, the Adviser or the Trust upon written notice to Hartford with respect to any Separate Account in the event that such Separate Account ceases to be qualified as a segregated asset account under the Connecticut Insurance Code; or

G.    By the Distributor, the Adviser or the Trust upon written notice with respect to any Separate Account in the event that effective registration as a unit investment trust under the 1940 Act for such Separate Account is not maintained; or

H.    By the Distributor, the Adviser or the Trust in the event that the Contracts cease to be treated as annuity contracts under the applicable provisions of the Code; or

I.    By the Distributor, the Adviser or the Trust in the event that effective registration or exemption from registration under the 1933 Act of the Contracts is not maintained; or

J.    By the Distributor or the Trust upon institution of formal proceedings against Hartford or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding Hartford's duties under this Agreement or related to the sale of the Contracts issued by Hartford, the operation of the Separate Accounts, or the purchase of shares of the Funds; or

K.    By any party to the Agreement upon a determination by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict, as described in Article VII hereof, exists; or

L.    By any party to the Agreement upon requisite vote of the Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media; or

M.    By either the Adviser or the Distributor in the event of a termination of either of their contracts with the Trust, but each shall use their best efforts to substitute themselves under this Agreement with any successor investment adviser or distributor to the Trust.
10.2     Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Articles 10.1(E) and (J) hereof. Hartford shall give 60 days prior written notice to the Trust of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Article 10.1(M) hereof.
10.3    Effect of Termination
A.    Notwithstanding any termination of this Agreement, the Trust and the Distributor shall at the option of Hartford, continue to make available additional shares of the Funds, for the limited purposes set forth in this Section 10.3(A), pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reinvest dividends in the Funds, direct allocation and reallocation of investments in the Funds, redeem investments in the Funds and invest in the Funds through additional purchase payments.

B.    Hartford agrees not to redeem Fund shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC pursuant to Section 26(h) of the 1940 Act. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VIII Indemnification, Article IX and Article 12.1 shall survive any termination of this Agreement.
10.4    Notwithstanding the termination of this Agreement, Huntington will continue to pay service fees in accordance with Article 1.9 so long as net assets of Hartford or a Separate Account remain in a Fund and Hartford continues to provide services, provided such continued payment is in accordance with applicable law and regulation.
ARTICLE XI. NOTICES
11.1    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:                        With a copy to:
The Huntington Funds                    David Mahaffey, Esq.
c/o The Huntington National Bank            Sullivan & Worcester LLP
41 South High Street                    1666 K Street NW

Columbus, Ohio 43287                    Washington, DC 20006
Attn: President
And
Alicia Powell, Secretary
Reed Smith LLP
1001 Liberty Avenue
121h Floor
Pittsburgh, PA 15222-3779
If to the Distributor:
Unified Financial Securities, Inc.
2960 North Meridian Street, Suite 300
Indianapolis, IN 46208
Attn: Broker Dealer Services

If to the Adviser:                    With a copy to:
Huntington Asset Advisors, Inc.                David Mahaffey, Esq.
41 South High Street                    Sullivan & Worcester LLP
Columbus, Ohio 43287                    1666 K Street NW
Attn: Chief Investment Officer                Washington, DC 20006
If to Hartford:    With a copy to:
Hartford Life Insurance Co.                Hartford Life Insurance Co.
200 Hopmeadow Street                200 Hopmeadow Street
Simsbury, Connecticut 06070                Simsbury, Connecticut 06070
Attn: John Walters, President                Attn: Alan Kreczko, General Counsel
ARTICLE XII. MISCELLANEOUS
12.1    Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.
12.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
12.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.7    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.
HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE A
Effective as of April 1, 2009
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account	Contract Funded by Separate Account
Hartford Life Insurance Company Separate Account Two	The Huntington Director Variable Annuity (all series) Huntington Director Outlook Variable Annuity (all series)
Hartford Life Insurance Company Separate Account Seven	Huntington Hartford Leaders Variable Annuity (all series)
Hartford Life and Annuity Insurance Company Separate Account Seven	Huntington Hartford Leaders Variable Annuity (all series)

IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.
HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE B Effective as of April 1, 2009
Participating Funds	CUSIP Number
Huntington VA Income Equity Fund	446771107
Huntington VA Growth Fund	446771206
Huntington VA Dividend Capture Fund	446771305
Huntington VA Mid Corp America Fund	446771503
Huntington VA New Economy Fund	446771602
Huntington VA Rotating Markets Fund	446771701
Huntington VA Macro 100 Fund	446771875
Huntington VA Situs Fund	446771883
Huntington VA Mortgage Securities Fund	446771867
Huntington VA International Equity Fund	446771800

IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the date specified below, to be effective as of April 1, 2009.

HARTFORD LIFE INSURANCE COMPANY,         UNIFIED FINANCIAL SECURITIES, INC.
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time

By: /s/ Robert Arena                    By: /s/ Melissa K. Gallagher
Name: Robert Arena                    Name: Melissa K. Gallagher
Its: EVP                            Its: President
Date: 5/26/09                        Date: 5/12/09

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY,
on its behalf and on behalf of each Separate
Account named in Schedule A, as may be
amended from time to time
By: /s/ Robert Arena
Name: Robert Arena
Its: EVP
Date: 5/26/09

THE HUNTINGTON FUNDS, on its behalf and         HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time to
time

By: /s/ Eric McKenzie                    By: /s/ Ron Corn
Name: Eric McKenzie                    Name: Ron Corn
Its: Vice President                     Its: Vice President
Date: 5/12/09                        Date: 5/14/09

SCHEDULE C

Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts far the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system: Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Stock Exchange an any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 8:30 a.m. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible,

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to Trust or its designated agent in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 5:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 8:30 a.m. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 8:30 a.m. Eastern Time on the next Business Day.

c)
With respect to purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DOOM Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent wilt transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) Business Days after the end of each month, Trust or its affiliate will send Hartford a statement of account which shall confirm all transactions made during that particular month in the account.
Documents and Other Materials
Documents Provided by Hartford
Hartford agrees to provide Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Trust may reasonably request. Hartford agrees to provide Trust, upon written request, such other information (including books and records) as may be necessary or advisable to enable it to comply with any law, regulation or order.
Documents Provided by Trust
Within five (5) Business Days after the end of each calendar month, Trust, Distributor, or Adviser shall provide Hartford, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

PARTICIPATION AGREEMENT
AMONG
PIONEER VARIABLE CONTRACTS TRUST,
HARTFORD LIFE INSURANCE COMPANY,
PIONEER INVESTMENT MANAGEMENT, INC.
AND
PIONEER FUNDS DISTRIBUTOR, INC.
THIS AGREEMENT, made this November 4, 2005, by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), HARTFORD LIFE INSURANCE COMPANY, a Connecticut life insurance company (the "Company"), on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"); PlONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and PIONEER FUNDS DISTRIBUTOR., INC. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts.
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;
WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including Hartford, which have entered into participation agreements with the Trust (the "Participating Insurance Companies");
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(I 5) and 6e-3(T)(bXI 5) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");
WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts may invest, is specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);
WHEREAS, the Portfolios offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto;
WHEREAS, PFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in -good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts;
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:
ARTICLE I. SALE OF TRUST SHARES
1.1. PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article I until such time as they mutually agree to utilize the National Securities Clearing Corporation ("NSCC"). Upon such mutual agreement, PFD and the Company agree to execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems as set forth in Exhibit I.
1.2 PFD agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts. Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from Contract -owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such orders by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.
1.3. PFD agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value in accordance with the rules of the SEC. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over NM, PFD or the Trust or is, in the sole discretion of the Board acting in -good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Portfolio.
1.4. The Trust and PFD will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder. The Company will not resell the Shares except to the Trust or its agents.
1.5. The Trust agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day). Each such redemption request shall be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such request for redemption by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).
1.6. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.7 hereof:
1.7. In the event of net purchases, the Company shall pay for the Shares by the close of business New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.2. hereof. Company shall transmit all such payments in federal funds by wire. In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 3:00 p.m. New York time on the next Business Day after a redemption order is received from the Company in accordance with Section 1.5. hereof, although the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules pomulgated thereunder. Payments for net redemptions shall be in federal funds transmitted by wire.
1.8. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.
1.9. The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 6:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to reinvest all such dividends and distributions as are payable in cash or Shares on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions. Hartford reserves the right to .revoke this election and to receive all such dividends and -capital gain distributions in cash.
1.10.    The Trust or its custodian shall provide the net asset value per share for each Portfolio to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event of an error in the computation or delay in receipt of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement. The Trust shall indemnify and hold harmless the Company against any amount the Company is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract Owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or -capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Trust providing materially incorrect share net asset value. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to the Company, the. Company shall immediately reimburse the Trust, the applicable Series or its agents as for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect -calculation. Should a material miscalculation by the Trust or its agents result in a gain to Contract Owners, the Company will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents; but the Company shall not be obligated to take legal action against Contract Owners.
1.11.    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Hartford agree to cooperate with one another to deter and detect transfer activity in the Funds where such activity occurs through the Contracts and has been identified by either Hartford or the Trust as abusive or following a "market timing" pattern ("Abusive Transfers").
A.    1.    During the period from the effective date of this Agreement through the final compliance date of Rule 22c-2 under the 1940 Act, SEC Rel. No. IC-24782 (Mar. I 1, 2005), as such Rule may be amended from time to time ("Rule 22c-2"Xcurrently,October 15, 2006, and which date shall be referred to as the "Effective Date"), Hartford agrees that it will use its best efforts to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying information contained in Hartford's records, of all Contract Owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. The parties acknowledge that during this period, Hartford may be unable to provide such information for each Contract Owner due to restrictions set forth in one or more Contracts, Hartford privacy policies prevailing as of the date hereof and/or limitations on Hartford's operational capabilities. In using its best efforts to meet its obligations under this Section 1.11.A.1., Hartford agrees to provide the same efforts and resources it expends to track and/or collate "shareholder information" (as such term is defined in Rule 22c-2) as it currently expends to track such data for other investment options under the Contracts, including, without limitation, Hartford's proprietary investment options.
2.    Effective as of the Effective Date, Hartford agrees to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying information contained in Hartford's records, of all Contract Owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges.
B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems to be Abusive Transfer activity.

1.During the period from the effective date of this Agreement through te Effective Date, after receiving such notice from the Trust, Hartford agrees that it will use its best efforts to execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged in transactions of such shares held directly or indirectly by Hartford that violate the Trust's policies established for the purpose of eliminating or reducing Abusive

Transfers. The Trust and the Adviser acknowledge that during this period, Hartford may be prohibited or restrained from executing such instructions due to restrictions contained in one or more Contracts or pursuant to applicable state insurance laws and regulations. In using its best efforts to meet its obligations under this Section 1.11.A.2., Hartford shall enforce such instructions to the same degree that it enforces its own restrictions on Abusive Transfers.
2.Effective no later than the Effective Date, after receiving such notice from the Trust, Hartford agrees that it will execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged in transactions of such shares held directly or indirectly by Hartford that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers.
3.Notwithstanding anything possibly to the contrary set forth in this section 1.11B, until the Effective Date, Hartford shall not be obligated to honor any instructions from the Trust which (x) implement, or has the effect of implementing, a restriction on trading, market timing policies, or any other trading policy or procedure that is more restrictive, as determined by Hartford in its reasonable discretion, than Hartford's Abusive Trading Restrictions (which, for the purposes hereof, shall refer to the restrictions on trading, market timing policies, or any other trading policy or procedure pertaining to "abusive transfers" described in the registration statements for the Contracts effective as of November 1, 2005), (y) is illegal, or (z) exposes Hartford to regulatory investigation or enforcement action pursuant to applicable Contract restrictions or governing law, or otherwise causes or results in Hartford having to bring or defend against a civil action involving a Contract Owner with respect to the enforcement of any Abusive Transfer restrictions or instructions relating to the same.
C.    Effective on or after the Effective Date, the Trust may offer Series and/or share classes that impose redemption fees in certain circumstances ("Redemption Fee Funds") and, with respect to such Redemption Fee Funds offered through the Separate Accounts, Hartford agrees to maintain required records and otherwise comply with Rule 22c-2 or any applicable regulation issued by the Securities and Exchange Commission or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.
ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS
2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law; (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.
2.2. The Company represents and warrants that the -Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.3. The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act., duly authorized for issuance in compliance with the laws of Delaware and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.
2.4. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware. The Trust further represents that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class Ii shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.
2.5. PFD represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. PFD represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.6. PIM represents and warrants that it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
2.7. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.
2.8. The Trust and PIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated form time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.
2.9. The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.
ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING
3.1. At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "-camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that. the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust shall also provide the Company, at the Trust's expense, no less frequently than annually, copies of the Portfolios prospectuses in PDF format for use on the Company's and/or affiliated producer's websites.
3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.
3.3. The Trust or its designee shall provide the Company free of charge, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The cost of distributing such documents shall be borne the Trust or its designee.
3.4 The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make-changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.
3.6. If and to the extent required by law, the Company shall:
(a)    solicit voting instructions from Contract owners;
(b)    vote the Shares in accordance with instructions received from Contract owners; and

(c)	vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1. The Company shall furnish, or shall cause to be furnished, to PFD or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM are named, at least five (5) Business Days prior to its use. No such material shall be used if PFD or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. HD or its designee shall notify the Company within five 5) Business Days of receipt of its approval or disapproval of such materials, otherwise such material is deemed approved by PFD.
4.2. The Company shall not make any representation on behalf of the Trust, PIM, any other investment adviser to the Trust or any affiliate of PIM and shall not give any information on behalf of the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM or concerning the Trust or any other such entity in -connection with the sale of the Contracts other than the information contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM, PFD or their respective designees, except with the permission of the Trust, PIM or their respective designees. The Trust, PIM, PFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM, PFD or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM, PFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.
4.3. PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. The Company shall notify PFD within five (5) Business Days of receipt of its approval or disapproval of such materials.

4.4. The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of the Contracts.
4.5. At the request of any Party to this Agreement, the Company and the Trust shall provide, or shall rause to be provided, to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature {such as brochures, electronic messages,circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 1940 Act. However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Portfolios of the Trust in a list of investment options.
4.7. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, reasonable access to its books and records in connection with any investigation or inquiry related to the Agreement or any party's obligations under this Agreement.
4.8 Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Trust (and its Portfolios), PIM and PFD hereby each consents in connection with the marketing of the Contracts to the Company's use of their names or other identifying marks, including PIONEER INVESTMENTS° and Pioneer's sail logo, in connection with the marketing of the Contracts. The Trust, PIM or PFD or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Trust cease to be available through the Company. Except as set forth in the previous sentence, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party's name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.
ARTICLE V. FEES AND EXPENSES
5.1. Neither the Trust, PIM nor PFD shall pay any fee or other compensation to the Company under this agreement other than payments pursuant to a Rule 12b-I plan. However, the parties reserve the right to agree to compensate the Company in return for services it provides pursuant to Schedule C of this Agreement.

5.2. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust or its designee. The Trust shall see to it that all of its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Trust's shares preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares
ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS
6.1. The Trust and PIM represent and warrant that each Portfolio of the Trust in which an Account invests will meet the diversification requirements of Section 817(hXl) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.
6.2. The Trust and PIM represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).
6.3. No Shares of the Trust will be sold directly to the general public.
ARTICLE VII. POTENTIAL MATERIAL CONFLICTS
7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in nay relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners Dr by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination -shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.
7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.
7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. in the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.
7.5. If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable -conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Until the end of the foregoing six (6) month period, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.
7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.
7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b)Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. INDEMNIFICATION
8.1. Indemnification by the Company
The Company agrees to indemnify and hold harmless the Trust, PIM, PFD, any affiliates of PIM, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, atcommon law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)
arise out of or as a result of statements or representations not supplied by the Company or its designee, or persons under its control (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or in sales literature or other promotional material of the Trust and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(d)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)	arise as a result of any failure by the Company to perform any of its obligations under this Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.2.    Indemnification by PIM and PFD

NM and PFD agree to indemnify and hold harmless the Company and Policy Underwriter and each of their trustees and officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, PIM, PFD or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM or PFD; or

(d)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

(e)	arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(f)	arise as a result of any failure by PIM or PFD to perform any of their respective obligations under this Agreement;
as limited by and in accordance with the provisions of this Article VIII
8.3. In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.
8.4. Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an. Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.5. Promptly after receipt by an Indemnified Party under this Section 8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
8.6. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VBI shall survive any termination of this Agreement.
ARTICLE IX. APPLICABLE LAW
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The State of Connecticut.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. NOTICE OF FORMAL PROCEEDINGS OR LITIGATION
The Trust, PIM, PFD and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares. Each of the parties further agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares in connection with this Agreement. The indemnification provisions contained in this Article X shall survive any termination of this Agreement.

ARTICLE XI. TERMINATION
11.1.    This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a)
at the option of any party upon six (6) months' advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(b)
immediately at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

(c)
at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

(d)
immediately at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trust, PIM or PFD under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

(e)
at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media. In the event that the Trust, PIM or PFD request the Company to substitute the shares of another investment company for corresponding portfolio shares, the Trust, PIM or PFD will be responsible for all costs associated with such substitution. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

(f)
at the option of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
immediately at the option of the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	at the option of any party to this Agreement, upon another unaffiliated party's material breach of any provision of or representation contained in this Agreement.
11.2.    The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

11.3.    It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause,
11.4.    Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.
11.5.    Notwithstanding any termination of this Agreement, the Trust and PFD shall, at the option of the Company, continue for a period not exceeding six (6) months to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement .(the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided, however, that in the event of a termination pursuant to Section 11.1. (c), (0 or (h), the Trust, PIM and PFD shall at their option have the right to terminate immediately all sales of Shares to the Company. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.
11.6    Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement
ARTICLE XII. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:

Pioneer Variable Contracts Trust
60 State Street
Boston, Massachusetts 02109
Attn: Christopher Kelley, Assistant Secretary
If to the Company:
Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06089
Legal Attn: Alan Kreczko, Deputy General Counsel

If to PIM:

Pioneer Investment Management, Inc
60 State Street
Boston, Massachusetts 02109
Attn: Dorothy E. Bourassa, General Counsel

If to PFD:

Pioneer Funds Distributor, Inc.
60 State Street
Boston, Massachusetts 02109
Ann: Steven Graziano, Executive Vice President
ARTICLE XIII. MISCELLANEOUS
13.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

(a)
"Confidential Information" includes without limitation all information regarding the customers of the Company, the Trust, PIM, PFD or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

(b)
Neither the Company, the Trust, PIM or PFD may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, PIM or PFD as set forth in this Agreement; and the Company, the Trust, PIM and PFD agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, PIM or PFD may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

(c)
The Company, the Trust, PIM and PFD agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the Company, the Trust, PIM and PFD further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 13.1.

13.2.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
13.3.    This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.
13.4.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
13.5.    The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.
13.6.    Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.8.    A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.
13.9.Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then, such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
13.10. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.
13.11. The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them.
13.12.    No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between PIM and the Trust and PFD and the Trust
13.13.    This Agreement, including any Schedules or Exhibits hereto, may be amended only by a written instrument executed by each party hereto.

13.14. Entire Agreement. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY

By: /s/    [ILLEGI BLE]
    Date: 2/27/[ILLEGIBLE]

PIONEER VARIABLE CONTRACTS TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/     Christopher Kelley
    Christopher Kelley
Assistant Secretary
Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By: /s/     Mark Goodwin
Executive Vice President
Date:
PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,
By: /s/     Steven Graziano
Executive Vice
Date:

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT
As of November 4, 2005

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts
Separate Account Two (June 2, 1986)
AmSouth Variable Annuity Series III/IIIR, AmSouth Variable Annuity Plus Series II/IIR, AmSouth Variable Annuity Outlook Series II/IIR, AmSouth Variable Annuity Series II/IIR, AmSouth Variable Annuity Outlook Series I/IR, AmSouth Variable Annuity Series I
Pioneer VCT Portfolio (Class II) Pioneer Value VCT Portfolio (Class II) Pioneer Oak Ridge Large Cap Growth Portfolio (VCT Class II)
Separate Account Three (June 2, 1994)	AmSouth Variable Annuity M, AmSouth Variable Annuity M Plus, AmSouth Variable Annuity M Outlook

Schedule B
1.    Administrative Services
Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support - for both fund and annuity and life insurance information and questions, including:

•	Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD;

•	Respond to Contract owner and participant inquires;

•	Delivery of both Trust and Contract prospectuses as required under applicable law;

•	Entry of initial and subsequent orders;

•	Transfer of cash to Portfolios;

•	Explanations of Portfolio objectives and characteristics;

•	Entry of transfers between Portfolios;

•	Portfolio balance and allocation inquires; and

•	Mail Trust proxies.

2.    Administrative Service Fees
For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.25% of the average aggregate net daily assets invested in the Class 11 Shares of the Portfolios through the Accounts at the end of each calendar quarter. Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its .calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.    12b-1 Distribution Related Fees (Class II Shares Only)
In accordance with the Portfolios' plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of 0,25% of the average daily net assets invested in the Class 11 shares of the Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Rule 12b-1 distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Port-folio and (i) distribution services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations for Separate Account prospectus and supplements	Text alterations for Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners. Printing Series prospectuses and supplements for use with prospective Contract owners.
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law.

Mailing and distributing Separate Account prospectuses, supplements to prospective Contract owners.

Mailing and distributing Series prospectuses, supplements to prospective Contract owners.

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners. (1)

Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers, and other similar fund transactions.

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account.	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners.
Text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts.

Text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or Trust..

(I) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

Exhibit I
To
Participation Agreement
Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

I.
As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a)
Distributor or the Funds will furnish to Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") or via facsimile or other for acceptable by Hartford (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the-case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business '(-each a "Business Day") or at, such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and Company.

(b)
Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to Company's or its affiliate's compliance with the foregoing, Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c)
Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)
NSCC will wire payment for net redemption orders by fund, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e)
With respect to (c) or (d) above, if Distributor does not send a confirmation of Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)
If on any day Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g)
These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2.    Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3.    Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

Fund Participation Agreement
Among
The Prudential Series Fund, Inc.,
The Prudential Insurance Company of America,
Prudential Investment Management Services LLC,
And
Hartford Life Insurance Company

Page
ARTICLE I.            Fund Shares                                    3
ARTICLE II.            Representations and Warranties                        6

ARTICLE III.        Prospectuses, Reports to Shareholders
and Proxy Statements,Voting                        7
ARTICLE IV.        Sales Material and information                        9
ARTICLE V.            Diversification                             10
ARTICLE VI.        Potential Conflicts                             10
ARTICLE VII.        Indemnification                             11
ARTICLE VIII.        Applicable Law                             16
ARTICLE IX.        Termination                                 16
ARTICLE X.            Notices                                 17
ARTICLE XI.        Miscellaneous                                 18
SCHEDULE A        Separate Accounts and Contracts                     20
SCHEDULE B        Participating Life Investment Trust Funds             21

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of this 22nd day of June, 2000 by and among Hartford Life insurance Company (*Hartford"); a Connecticut corporation, on its behalf and on behalf of each separate account set forth con Schedule A attached as it may be amended from time to time (the "Separate Account"); The Prudential Series Fund, Inc., a Maryland corporation (the "Funds"), Prudential Investment Management Series LLC, a Delaware limited [liability company (the "Distributor") and The Prudential Insurance Company of America, a New Jersey mutual insurance company (the "Adviser").
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and
WHEREAS, the Adviser is registered as an Investment Adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund; and
WHEREAS, the Fund intends to make available shares of it series set forth on Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act or 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940) Act") to be issued by them for distribution (the "Contracts"); and
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, the Distributor and the Adviser agree as Follows:
ARTICLE I. FUND SHARES
1.1    The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basks at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.
A.    For purposes of this Agreement, Hartford shall be the designee of the

Fund and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:00 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day' shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of Its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory. authorities having jurisdiction over the sale of shares.
1.3    The Fund and the Distributor agree that shares of the Fund or any of its Series be sold only to insurance companies for use in conjunction with variable life Insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.
1.4    The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Distributor receives notice of the redemption request by 9:00 a.m.. (Eastern lime) on the next following Business Day..
1.5    Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each
Series, Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m.
(Eastern time) on the next Bust Hess Day alter receipt of an order to purchase shares.

C.    In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Fund shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each series identified in Schedule B attached as may be amended from time to time.

1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no Cater than same clay notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 5:00 p. m. Eastern time.

A.    If the Distributor provides materially incorrect share net asset value information through no Fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect be correct net asset value per share.

B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC'S recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per sharer dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or annuity or life insurance contract owners that have selected a Series as all investment option ("Contract owners"), and which amount is due to the Funds or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a miscalculation by the Fund or it agents result In a gain to Hartford, Hartford shall Immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners,
With respect to the material errors or omissions described above, this section shall control over other Indemnification provisions in this Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:
A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;
B.    The Contracts will be issued in compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act.
2.2    The fund and the Distributor represent and warrant that:
A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Series shares shall be duly authorized for issuance In accordance with the laws of each Jurisdiction in which shares will be offered.

C.    Series shall be std in compliance with all applicable federal and state securities laws and regulations.

D.    The Fund is and shall remain registered under the 1940 Act and the regulationrs thereunder to the extent required.

E.    The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from titre to time, as required In order to effect the continuous offering of the Series' shares.
2.3    The Fund and the Adviser represent and warrant that:
A.    The Fund is currently qualified as a Regulated Investment Company under
Subchapter lvi of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify ill the future.
B.    The Fund is duly organized and validly ini5ting. under the laws of the state of Its Incorporation.
C.    The Fund does and will comply in all material respects with the 1940 Ad.

D.    The Fund has obtained an order from the SEC granting parlicipating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Eris to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance cornpanies.
2.4     The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and Hartford In compliarice with the laws and regulations arid any applicable sate and federal laws and regulations.
ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDE RS AND PROXY
STATEMENTS; VOTING
3.1    The Fund, at its expense, will print and provide Hartford with as many copies of the Series' current prospectus(es) and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Fund will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing the Series' prospectus(es) and statement of additional Information for printing by Hartford at the Fund's expense. Hartford will deliver, at the Fund's expense, the Series' prospectus(es) and statement of additional information to existing Contract owners.
A.    Hartford may elect to print the Series' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2    Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts. If Hartford chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Series' prospectus(es) and statement of additional information, the Fund shall bear the cost of providing the camera-ready film or dlskettes. Neither the Fund, the Adviser nor the Distributor shall
be responsible for the costs of printing such prospectus(es) or     statement of additional
information.
3.3    The Fund, at its expense, will provide Hartford with copies of its reports to shareholiderse and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Fund's expense, to Contract owners.
3.4    The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, c) vote the Series shares in accordance with instructions received from Contract owners, and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.
A.    To the extent permitted by applicable laws, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.
B.    Unregistered separate accounts subject to the Employee Retirement
Income Security Act of 1974 ("ERISA'') will refrain from voting shares for which no instructions are receved if such shares are held subject to the previsions of ERISA.
3.5    The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use withln ten (10) Business Days following receipt by the Fund,
4.2    Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) report to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund.
4.3    The Fund shall furnish, or shall cause to be furnished, to Hartford or its designee, each piece of sales literature or advertising prepared by the Fund In which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Account or concerning Hartford, the Contracts or the Separate Account, in connection with the advertising or sale of the Contract, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5    The Fund will provide to Hartford at least one complete copy of all registration Statement, prospectuses, statements of additional Information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional rnaterials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contract.

ARTICLE V, DIVERSIFICATION
5.1    The Fund and the Adviser represent and warrant that, at all times, the Series will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Series ceases to so qualify, it will take all steps necessary (a) to notify Hartford Immediately of such event and b) to adequately diversify the Series so as to achieve compilance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board of Directors of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board of Directors of the Fund shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board of Directors of the Fund. This includes, but is not limited to, an obligation by Hartford to inform the Board of Directors of the Fund whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board of Directors of the Fund, or a majority of lts Independent Directors, that a material irreconcilable conflict exists due to the issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitatIon, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board of Directors of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly reported in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

ARTICLE VII. INDEMNIFICATION

7.1    Indemni6cation by Hartford
A.    Hartford agrees to Indemnify and hold harmless the Distributor, the
Adviser, the Fund and each of its directors (If applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses" ), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Fund shares or the Contracts and:
I.    Arise out of of are based upon any untrue statements or alleged untrue statements of any material fact contained In a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shalI not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use In Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 7.2 (A)(1)) or wrongful conduct of Hartford or persons under Its control, with respect to the sale or acquisition or the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 7.2(A)(1) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made In reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford; as limited by and in accordance with the provision of Sections 7.1(B) and 7.1(C) hereof.
B.    Hartford shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or Distributor, whichever is applicable.
C    Hartford shall not be liable under this indemnification provision with respect, to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any, of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2    Indemnification by the Distributor, the Adviser, and the Fund
A.    The Distributor, the Adviser, and the Fund agree to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act
(collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all lossesr claims, damages
(including amount paid in settlement with the written consent of the Distributor, the Adviser, and the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable cost of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, ''Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Sees' shares or the Contract and:

1.    Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained In the Registration Statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents" for purpose of Section 7) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use In the Fund Documents or otherwise for use in connection with the sale of the Contract or Series shares; or
2.    Arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Company Documents as defined In Section 7.1 (A)(1)) or wrongful conduct of the Fund, Adviser or Distributor or persons under their control, with respect to the sale or distribution or the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined In Section 7.1 (A)(1), or the omission or alleged omission to state therein a material fact required to be stated therein of necessary to make the statement or statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor, the Adviser, or the Fund; or

4.    Arise out of or result from any failure by the Distributor, Adviser, or the Fund to provide the services or furnish the materials under the terms or this Agreement; or

5.    Arise out of or result from any material breach of any representation, armor warranty made by the Distributor, the Adviser, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, the Adviser, or the Fund; as limited by and In accordance with the provisions of Sections 7.2(B) and 7.2(C) hereof.

B.    The Distributor, the Adviser, or the Fund shall not be liable under this Indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of which Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor, the Adviser, or the Fund shall not be liable under this Indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor, the Adviser, or the Fund, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent.), but failure to notify the Distributor, the Adviser, or the Fund of any such claim shall not relieve the Distributor, the Adviser, or the Fund from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action Is brought against the Indemnified Parties, the Distributor, the Adviser, or the Fund will be entitled to participate, at their own expense, in the defense thereof. The Distributor, the Adviser, and the Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor, the Adviser, and the Fund to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor, the Adviser, and the Fund wiil not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly to notify the Distributor, the Adviser, and the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of each Separate Account.
7.3    Any party seeking indemnifIcation (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a 'Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnificatIon.

At its option and expense, a Potential lndemnitor may retain counsel and control any litigation for which it may he responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    With respect to any claim, the parties each shall glee the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, arid shall otherwise cooperate with ore another In the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.
7.5    If a party is defending a claim and indemnifying the other party hereto, and (i) a settlement proposal Is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shalt further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an ior otherwise) (a Specific Performance Settlement), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party, if a noenn-defending party falls to consent to a Specific Performance Settlement, the consequences described In the last sentence of the first paragraph of this Section 7.5 shall apply.
7.5    The parties shall use good faith efforts to resolve any dispute concerning this
Indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shaft he deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys fees, costs, and expenses.
ARTICLE VIII. APPLICABLE LAW

8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New Jersey.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, arid the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE XI. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other partiesr it being understood that no party may give notice under this provision until July 1, 2001; or
B.    Termination by Hartford by written notice to the Fund, the Adviser or the
Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contract issued or to be issued by Hartford; or,
C.    Termination by Hartford upon written notice to the Fund with respect to any Series In the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

1.    Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement.

E.    Termination upon mutual written agreement of the part to this Agreement.
9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation of or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments In the fund, redeem investments in the
Series and invest in the Series through additional purchase payment,

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption prsuant to clause (ii) above is a legally required redemption.
C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registers of certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party,
If to the Fund:
The Prudential Series fund, inc Gateway Center Three
100 Mulberry Street, 4th Floor
Newark, NJ, 07102-4077 Attention: Secretary
If to the Distributor:
Prudential Investment Management Services LLC
Gateway Center Three
100 Mulberry Street, 14th Floor
Newark, NJ, 07102-4077
Attention: Secretary
If to the Adviser:

The Prudential Insurance Company of America
751 Broad Street, 21st Floor
Newark, N.J. 01102
Attention: Secretary

If to Hartford: Hartford Life Insurance Co, 200 Hopmeadow Street Simsbury, Connecticut 06070 Attn:. Thomas N. Marra	With a copy to: Hartford Life Insurance Co, 200 Hopmeadow Street Slmsbury, Connecticut 06O70 Attn: Lynda Godkin, General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners or the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
11.2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument,
11.4     If any provision of this Agreement shalt be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5    Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactIons contemplated hereby,
11.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7    This Agreement or any or the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on behalf of its duly authorized representative as of the date specified above,
Hartford Life Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Peter Cummins___________________________
Peter Cummins
Its Senior Vice President

THE PRUDENTIAL SERIES FUND, INC.

By: /s/ C. Christopher Sprague____________________
Its: C. Christopher Sprague, Assistant Secretary

PRUDENTIAL INVESMENT MANAGEMENT SERVICES, LLC

By: /s/ Robert F. Gunia___________________________
Its: Robert F. Gunia, President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Robert F. Gunia___________________________
Its: Robert F. Gunia, Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established	Contract Form Numbers
Hartford Life Insurance Company Separate Account Two; June 2, 1986	HL VA99
Hartford Life Insurance Company Separate Account Seven; December 8, 198	HL VA99

tsd2959,cloc.

SCHEDULE B
PARTICIPATING SERIES

Prudential Jennison Portfolio
20/20 Focus Portfolio

Fund Participation Agreement
Among
The Victory Variable Insurance Funds.
BISYS Fund Services Limited Partnership,
Key Asset Management Inc.,
And
Hartford Life Insurance Company

Page
ARTICLE I.        Fund Shares                                        3

ARTICLE II.        Representations and Warranties                                6

ARTICLE III.        Prospectuses, Reports to Shareholders and Proxy Statements; Voting            8
ARTICLE IV.        Sales Material and Information                                9
ARTICLE V.        Diversification                                     10
ARTICLE VI.        Potential Conflicts                                 11
ARTICLE VII.        Indemnification                                     12
ARTICLE VIII.        Applicable Law                                     20
ARTICLE lX.        Termination                                     20
ARTICLE X.        Notices                                         22
ARTICLE XL.        Miscellaneous                                     23
SCHEDULE A        Separate Accounts and Contracts                         26
SCHEDULE B        Participating Series                                 27

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of this 28th day of December, 2000 by and among Hartford Life insurance Company ("Hartford"). a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A attached as it may be amended from time to time (the "Separate Accounts"); the Victory Variable Insurance Funds (the 'Fund"); BISYS Fund Services Limited Partnership (the "Distributor): and Key Asset Management Inc, a New York Corporation, (the 'Adviser).
WHEREAS. the Fund engages in business as an open-end management investment company arid is available to act as the investment vehicle for separate accounts established by Insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Fund intends to make available shares of Its series set forth on Schedule D. as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member In good standing of the National Association of Securities Dealers, Inc. (the *NASD") and serves as principal underwriter of the shares of the Fund; and
WHEREAS, the Adviser is registered as an investment adviser under the investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933 (the 1933 Act") and the Investment Company Act of 1940 (the 1940 Act"), unless exempt from such registration. to be issued by Hartford for distribution (lhe "Contracts").,
NOW, THEREFORE, in consideration of their mutual promises. Hartford. the Fund, the Distributor and the Adviser agree as follows:
ARTICLE I. FUND SHARES
1.1    The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.

A.    For purposes of this Agreement, Hartford shall be the designee of the
Fund and the Distributor for receipt of orders from each Separate Account and receipt by Hartford by the earlier of COO p.m_ (Eastern time) or the dose of regular trading on the New York Stock Exchange (or such other time that the Fund determines the net asset value of shares as set forth in the prospectuses) constitutes receipt by the Fund an that day. provided that the Fund or the Fund's agent receives notice of orders by 9:00 a.m. (Eastern time) on the next following Business Day. Upon the request of the Fund, Hartford shall provide to the Fund, copies of records of purchase and redemption trades placed with Hartford, including records indicating the lime at which such trades were received by Hartford.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities arid Exchange Commission (‘SEC'), as set forth in the Series' prospectus(es).
1.2    The Board of Trustees of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, of as otherwise provided in the Series' prospectuses,
1.3    The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use In conjunction with variable life insurance policies or variable annuities or any other appropriate purchaser of shares under applicable law. No shares of the Fund or any of Its Series will be sold to the general public,
1.4    At. Hartford's request, the Fund agrees to redeem for cash, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. However. if one or more Series has determined to settle redemption transactions for all of Its shareholders on a delayed basis (more than one Business Day, but in no event more than five Business Days, after the date on which the redemption order is received, and consistent with Section 22(e) of the 1940 Act and any rules or orders of the SEC thereunder), the Fund shall be permitted to delay sending redemption proceeds to Hartford by the same number of days that the Fund is delaying sending redemption proceeds to the other shareholders of the Series.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Fund for receipt of redemption requests from each Separate Account and receipt by Hartford by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or such other time that the Fund determines the net asset value of shares as set forth in the prospectuses) constitutes receipt by the Fund that day, provided that the Fund or the Fund's agent receives notice of the redemption request by 9:00 a.m. (Eastern time) on the next following Business Day.
1.5    Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.
B.    In the event of net purchases, Hartford will pay for shares before 3.00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
C.    In the event of net redemptions. the Fund shall submit wire instructions for redemptions before 30) p.m. (Eastern time) for payment on the next Business Day after an order to redeem Fund shares is made.
1.6    Issuance and transfer of the Sanes' shares will be by book entry only. Share certificates will not be Issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.

1.7    The Fund or its agent shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:C10 p.m. Eastern lime (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Fund or its agent shall make the net asset value per share of each Series available to Hartford on a daily basis as sixin as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.
A.    If the Fund or its agent provides materially Incorrect share net asset value information through no fault of Hartford the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share,
B.    Any material error In the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. the Fund shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay (net of any amount of overpayments that Hartford can with reasonable effort recover from) annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners`), and which amount is due to the Fund's or its agents' material miscalculation and/or Incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund for such lasses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculatIon by the Fund result in a gain to Hartford, Hartford shall immediately reimburse the Fund or the applicable Series for any material losses incurred by the Fund or the applicable Series as a result of the incorrect calculation.

C.    Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund or the applicable Series. Hartford shall then make such reasonable effort, at its expense, to recover the money and repay the Fund Of the applicable Series: but Hartford shall not be obligated to take legal action against Contract owners.

D.    Notwithstanding the above, neither the Fund. any Series, nor the Distributor shall be liable for any information regarding any Series' net asset value provided to Hartford pursuant to thls Agreement, which information is based on incorrect information supplied to the Fund or the Distributor by Hartford.

E.    With respect to the material errors OF omissions described above, this section shall control over other indemnification provisions in this Agreement.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:
A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;

B.The Contracts will be issued In material compliance with all applicable federal and state laws and regulations.

C.Unless caused by the Fund's or the Adviser's failure to comply with the diversification requirements set forth in Article V hereof, the Contracts are currently, and at the time of issuance shall be, treated as annuity contracts or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code), and that Hartford will make every reasonable effort to maintain such treatment, and that Hartford will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.
D.    Hartford is duly organized arid in good standing under applicable law.
E.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of etch Separate Account as a unit Investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Fund represents and warrants that:

A.    Series shares said pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized far issuance in accordance with the laws of each jurisdiction in which shares will be offered, to the extent required by applicable laws.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    Subject to Section 1.2, the Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required In circler to effect the continuous offering of the Series' shares.

F.    The Fund is duly organized end validly existing under the laws of the state of its organization.

G.    The Fund does and will comply In all material respects with the 1940 Act.

H.     Each Series is currently qualified as a Regulated investment Company under Subchapter M of the Code. The Fund will make every reasonable effort to maintain such qualification and will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

I.    Hartford and the Separate Accounts may rely upon an order obtained by the Distributor from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be soW to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.3    The Adviser represents and warrants that the Adviser will make every reasonable effort to maintain qualification of each Series as a Regulated Investment Company under Subchapter M of the Code and will notify Hartford Immediately in writing upon having a reasonable basis for believing that a Series has ceased to quality or that a Series might not qualify in the future.

2.4    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations tar the Fund and Hartford in material compliance with the laws 2 nd regulations and any applicable state and federal laws and regulations.
B.    Series shares shall be sold by the Distributor in material compliance with all applicable federal and state securities laws and regulations.
ARTICLE III, PROSPECTUSES; REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Fund or the Distributor, at its expense, will print and provide Hartford with as many copies of the Series' current prospectus(es and statement of additional inforMation as Hartford may reasonably request lo deliver to existing Contract owners. At Hartford's request, the Fund or the Distributor will provide, in lieu of the printed prospectuses, camera-ready film, computer diskettes or typeset electronic document files containing the Series' prospectus(es) and statement of additional information for printing by Hartford at the Fund's or the Distributor's expense. Hartford will deliver, at the Fund's expense, the Series' prospectus(es) and statement of additional information to existing Contract owners.
A.    Hartford may elect to print the Series' prospectus(es) and/or its statement or additional Information in combination with other fund companies.' prospectuses and statements of additional information In this case, thin Fund's or the Distributor's there of the total expense for printing and delivery of the combined prospectus shall be determined pro-rata based upon the page count of the Series' prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts.
3.2    Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts, if Hartford chooses to receive camera-ready files, computer diskettes or typeset electronic document flies in lieu of receiving printed copies of the Series' prospectus(es) and statement of additional information, the Fund or the Distributor shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.
3.3    The Fund or the Distributor, at its expense, will provide Hartford with copies of Its reports to shareholders,. and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Fund's expense, to existing Contract owners.
3.4    The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series eligible Contract owners, (b) voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if permitted by law, vote Series shares for which no instructions have been received an the same proportion as shares of the Series for which instructions have been received.
A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 (TRISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.5    The Fund will comply in all material respects with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV. SALES MATERIAL ANO INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund. the Adviser or the Distributor is described. No sales literature or advertising will be used ill the Fund, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Fund.
4.2    Hartford will not male any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information in representations contained in; (a) the registration statement or Series prospectus(es), (b) reports to shareholders, (c) proxy statements for the Series, or, d) sales literature or other promotional material approved by the Fund.
4.3    The Fund shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Fund In which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Fund, the Distributor nor the Adviser will make any representations or statements on behalf of Hartford, the    Contracts, or the Separate Accounts or concernIng Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Fund will provide to Hartford, upon Hartford's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    For purposes of this Section, the terms, "sales literature", "advertising" or "other promotional material" includes, but is not limited to: advertisements (such as material published, or designed for use in, newspapers, magazines, other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media) (i.e. any written communication distributed or generally made available to customers, or the public including brochures, circulars, research reports, market letters, form letters, newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article); educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials, and any other material constituting sales literature or adverising under NASD rules, the 1S33 Act or the 1940 Act.
ARTICLE V. DIVERSIFICATION

5.1    Subject to the representations and warranties set forth in Section 2.1C and Section 2.1 E, the Fund and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulation. In the event a Series ceases to so qualify, the Adviser will notify Hartford immediately of such event and will take all reasonable steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
This Article VI is subject to, and limited in its entirety by, the terms of an order referred to in Section 2.2l, and shall apply only upon the sale of shares of the Fund to a variable life insurance separate account, and shall apply only to the extent required under the 1940 Act.
6.1    The Board of Trustees of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts Investing in the Series The Board of Trustees of the Fund shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which It is aware to the Board of Trustees of the Fund. This includes, but is not limited to, an obligation by Hartford to inform the Board of Trustees of the Fund whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board of Trustees of the Fund, or a majority of its Independent Trustees, that a material, irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict. Including, without limitation, withdrawal of the affected Separate Accounts investment in the Series. No charge or penalty will be Imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board of Trustees of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.
ARTICLE VII. INDEMNIFICATION

7.1    Indemnification by Hartford

A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Fund and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Fund within !he meaning of Section 15 of the 1913 Act (collectively, the "Indemnified Parties" and individually, an indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall riot be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending party alleged loss, claim, damage, liability or expense and reasonable legal counsel fees Incurred in connection herewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stored therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written Information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or
2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined In Section 7.2A1) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or
3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 7.2A1 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement of omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement of arise out of or result from any other material breach of this Agreement by Hartford; as limited by and in accordance with Sections 7.1B and 7.1C hereof.
B.    Hartford shall not be liable under this Indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund, the Distributor or the Adviser, whichever is applicable.

C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information or the nature of the claim shall have been served upon such Indemnified Party (or after such, Indemnified Party shall have received notice of such Service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series stores or the Contracts or the operation of the Fund.

7.2    indemnification by the Distributor
A.    The Distributor agrees to indemnIfy and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss. claim, damage, liability or expense and reasonable legal counsel fees incurred In connection therewith) (collectively, -Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VII) generated by the Distributor or arise out of or are hosed upon the Distributor's omission or alleged omission to state therein a material fact required to be slated therein or necessary to make the statements. therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon arid was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Fund) furnished to Hartford by or on behalf of the Distributor; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement, or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, as limited by, and in accordance with, Sections 7.2B and 7.2C hereof.
B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad Faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.
C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim she have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such Claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, al its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all classes, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred In connection therewith) (collectively, °Losses), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact generated or approved by the Adviser and contained in any Fund Documents or arise out of or are based upon the Advisees omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was already derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or
2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or
3.    Arise out of or result from any 'untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Fund) furnished to Hartford by or on behalf of the Adviser; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the tours of this Agreement: or
5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by, and in accordance with, Sections 7.3B and 7.3C hereof.
B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.
C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which It may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
E.    Adviser agrees to indemnify and hold harmless the Fund and each of its Trustees, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the " Fund Indemnified Parties" and individually, a "Fund lndemnified Party" for provisions of this Section 7.3E) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser, which consent shall not be unreasonably withheld and including any additional federal income taxes imposed on Hartford or any contract owner or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Fund indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, arising out of Advisees failure to maintain compliance by the Fund with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations.
7.4    lndemnification by the Fund
A.    The Fund agrees lo indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Harfford wtthin the meaning of Section 15 of the 1933 Act (collectively, the indemnified Parties' and Individually, an "Indemnified Party' for purposes of this Section 7.41) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may became subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related lo the sale or acquisition of the Series" shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Documents generated or approved by the Fund or arise out of or are based upon the Fund's omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or
2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or
3.    Arise out of or result from any untrue statement Of alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Fund; or

4.    Arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result tram any material breach of any representation and/or warranty m-ade by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by, and In accordance with. Sections 7.4B and 7.4C hereof.

B.    The Fund shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnrfied Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified Party (or alter such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account,
7.5    Any party seeking indemnification (the Potential Indemnitee') will promptly notify any party from whom they Intend to seek indemnification (each a "Potential Indemnitor") of all demands made aneor actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential lndemnitee under this Agreement.
7.6    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one arid other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the use as soon as practicable, and such other parties, at all limes, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim, (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise), (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the lirst paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, firm ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect unitl the first to occur of:
A.    Termination by any party for any reason upon ninety (90) days advance written notice delivered to the other parties: or
B.    Termination by Hartford by written notice to the Fund, the Adviser and the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of Such shares as the underlying investment medium of the Contracts Issued or to be issued by Hartford; or
C.    Termination by Hartford upon written notice to the Fund with respect lo any Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision: or
D.    Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or
E.    Termination by the Fund upon written notice to Hartford In the event that the Contracts fail to meet the qualifications specified In Section 2.1C hereof; or
F.    Termination upon any substitution of the shares of another investment company or series thereof for shares of the Series In accordance with the terms of the Contracts; or
G.    Termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI hereof; or
H.    Termination upon mutual written agreement of the parties to this Agreement; or
I.    Automatically on January 26, 2001, if Hartford and KeyBank/McDonald & Company Securities have not executed an agreement regarding the Contracts on or before such date. In the event that the Agreement automatically terminates pursuant to this Section 9.11, this Agreement shall be void ab initio.
9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the 'Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund requests that Hartford seek an order pursuant to Section 260) of the 1940 Act to permit the substitution of other securities for the shares of the Series, The Fund and the Adviser agree to pay or reimburse the reasonable cost of seeking such an order and Hartford agrees that it shall reasonably cooperate with the Fund and seek such an order upon request. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Fund, redeem investments in the Series and invest in the Series through additional purchase payments.
B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (H) above is a legally required redemption.
C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1     My notice shall be sufficiently given when sent by registered or certified mall to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party,
If to the Fund:                    With a copy to:
Key Asset Management Inc.             KeyBank National Association
127 Public Square -13th Floor         127 Public Square - 2nd Floor
Cleveland, OH 44114                Cleveland, OH 44114
Attn.. Kathleen A. Dennis            Attn: William J. Blake
Senior Vice President and Associate General Counsel
And

Victory Variable Insurance Funds
c/o Kramer Levin Naftalis & Frankel
919 Third Avenue
New York, NY 10022
Attn: Jay G, Bads

If to tne Distributor:

BISYS Fund Services Limited Partnership
3435 Stelzer Road
Suite 1000
Columbus, OH 43219
Attn: President

If to the Adviser:
Key Asset Management Inc.
127 Public Square - 13Ih Floor
Cleveland, OH 44114
Attn: Kathleen k Dennis

If to Hartford:                    With a copy to:

Hartford Life Insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street            200 Hopmeadow Street
Simsbury, Connecticut 06070            Simsbury, Connecticut 06070
Attn: Thomas M. Marra            Attn: Christine H. Repasy, General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.
11.2     The captions in the Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3    This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwIse, the remainder of this Agreement shall not be affected thereby.

11.5     Each party shall cooperate with each other party and all appropriate governmental entities (including, wlthout Iimitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal law.

11.7    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8     Except to amend schedules A and B, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by written agreement executed by each of the parties.
11.9     Hartford acknowledges that the identity of the Fund's, Adviser's and Distributor's (and their affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Fund, Adviser and Distributor. Hartford agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers, Hartford shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with prior written consent of the Fund, Advisor and Distributor or as required by law or judicial process.
The Fund, Adviser and Distributor acknowledge than the identity of Hartford's (and 115 affiliates' and/or subsidiaries' customers and all Information maintained about those customers constitute the valuable property of Hartford. The Fund, Adviser and Distributor agree that, should they come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), they shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Hartford's prior written consent or as required by law or judicial process.
This section shall survive the expiration or termination of this Agreement.
11.10     It is understood and expressly stipulated that neither the shareholders of shares of any Series nor the Trustees or officers of the Fund shall be personally liable hereunder. No Series shell be liable for the liabilities of any other Series. All persons dealing with the Fund or a Series must look solely to the property of the Fund or that Series, respectively, for enforcement of any claims against the Fund or that Series. It is also understood that each of the Series shall be deemed to be entering into a separate Agreement with Hartford so that it is as if each of the Series had signed a separate Agreement will Hartford and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and of its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A as may be amended from time to time

By: /s/ Bruce W. Ferris______________
Name: Bruce W. Ferns
Its Vice President

VICTORY VARIABLE INSURANCE FUNDS

By: /s/ [illegible] Delgado____________
Name:
Its

BISYS FUND SERVICES LIMITED PARTNERSHIP
By BISYS Fund Services, Inc.
Its General Partner

By: /s/ [illegible] ___________________
Name:
Its

KEY ASSET MANAGEMENT INC.

By: _____________________________
Name:
Its

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the data specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A as may be amended from time to time

By: _____________________________
Name: Bruce W. Ferns
Its Vice President

VICTORY VARIABLE INSURANCE FUNDS

By: _____________________________
Name:
Its

BISYS FUND SERVICES LIMITED PARTNERSHIP
By BISYS Fund Services, Inc.
Its General Partner

By: _________ ___________________
Name:
Its

KEY ASSET MANAGEMENT INC.

By: /s/ James D. Kacic______________
Name: James D. Kacic
Its Chief Administrative Officer

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established	Contract Form Numbers
Hartford Life Insurance Company Separate Account Two; June 1986	HLVA99

SCHEDULE B
PARTICIPATING SERIES
1,    Victory Variable Insurance Diversified Stock Fund - Class A Snares
2.    Victory Variable Insurance Small Company Opportunity Fund - Class A Shares

PARTICIPATION AGREEMENT

By and Among

WELLS FARGO VARIABLE TRUST

And

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

And

STEPHENS INC.

THIS AGREEMENT. made and entered into this _____ day of July, 2000, by and among Hartford Life and Annuity Insurance Company, a Connecticut corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each separate account, a "Separate Account"), and Wells Fargo Variable Trust, an open-end diversified management investment company organized under the laws of the State of Delaware (the "Trust") and Stephens Inc., an Arkansas corporation (the "Trust Underwriter"),
WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by investment companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies"); and
WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interests in a particular managed portfolio of securities and other assets (each a "Fund"); and
WHEREAS, an order from the U.S. Securities and Exchange Commission (the "SEC' or "Commission"), dated September 28, 1998 (File No. 812-11158), grants Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act or 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Mixed and Shared Funding Order"), and
WHEREAS, the Trust is registered as an open-end management investment company ender the 1940 Act and its shares are registered ender the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts named in Exhibit A to this Agreement, as it may be amended from time to time, under the 1933 Act, unless such contracts are exempt from registration thereunder (the "Contracts"); and
WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts. established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and
WHEREAS, the Company has registered or will register the Separate Accounts as unit investment trusts under the 1940 Act, unless exempt from registration thereunder, and

WHEREAS. the Trust Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter 'NASD");
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds named in Exhibit B on behalf of the Separate Accounts to fund the Contracts, and the Trust Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Trust Underwriter agree is follows:
ARTICLE I    Sale of Trust Shares

1.1.
The Trust Underwriter agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 am. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value as set forth in the Trust's prospectus and pursuant to the rules of the SEC.

1.2.
The Trust agrees in make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Trustees, mans in good faith and in light of their fiduciary duties under federal and any applicable slate laws, necessary in the best interests of the shareholders of any Fund. The Trust shall use reasonable efforts calculate its Funds' net asset value on each day that the New Stock Exchange is open for trading.

1.3.
The Trust and the Trust Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, and to qualified pension and retirement plans. No shares of the Trust will be sold to the general public.

1.4.
The Trust and the Trust Underwriter will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII, and Section 2.8 of Article II of this Agreement are in effect to govern such sales.

1.5.
The Trust will not accept a purchase order from qualified pension or retirement plans if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Fund unless such plan executes an agreement with the Trust governing participation in such Fund that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Fund.

1.6.
The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Separate Account, and receipt by such designee shall constitute receipt by the Trust; provided the Trust receives notice of request for redemption by 9:30 a.m. Eastern

Time on the next fallowing Business Day. Payment shall be in federal funds transmitted by wire to the Company's account, as designated by the Company in writing from time to time.

1.7.
Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 1.8.

1.8.
The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life insurance contracts with the form number(s) which are listed on Exhibit A attached hereto and incorporated herein by this reference, as such Exhibit A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts") shall be invested in the Funds, in such other Funds managed by Wells Fargo Bank as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Trust which are actually used by the Company to fund the Contracts; or (b) the Company gives the Fund and the Trust Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contacts; (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Trust Underwriter prior to their signing this Agreement (a list of such funds appearing on Exhibit C to this Agreement); and d) the Fund or Trust Underwriter consents to the use such other investment company.

1.9.
In the event of net purchaser the Company shall pay for shares by 2:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is deemed to be received in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds in accordance with the terms of the then-current prospectus for the Trust. All such payments shall be in federal funds transmitted by wire. For purposes of Section 2.4 and Section 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.10.
Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.11.
The Trust shall furnish notice to the Company or any income, dividends, or capital gain distributions payable on the Trust's shares on the same or next following business day of payment (by wire or telephone, followed by written confirmation). The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.12.
The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m. Pacific Time, each business day.

ARTICLE II    Representations and Warranties

2.1.
The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt therefrom, and that the Contracts will be issued in compliance with all applicable federal and state laws. The Company further represents and warrants that the Company will include a provision in its agreements with broker-dealers obligating such broker-dealers to ensure that their registered representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, as outlined in the suitability requirements of the 1934 Act and the NASD Conduct Rules. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under applicable state law and has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Contract; and (iii) it will maintain such registration, if required, for so long as any Contacts are outstanding. The Company shall maintain any registration statement under the 1933 Act for the Contracts and any registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contract or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.1.
Subject to Article VI hereof, the Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment. or annuity contracts under applicable provisions of the Internal Revenue Code and that it will maintain such treatment and that it will notify the Trust and the Trust Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.
The Company represents that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code will identify such Contract as a modified endowment contract (or policy).

2.4.
The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not leas than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that derive from arrangements described in this Agreement will be hold by the Company for the benefit of the Trust. The Company agrees to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Trust Underwriter in the event that such coverage no longer applies.

2.5.
The Trust represents and warrants that Trust shares sold pursuant to this Agreement be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 and the 1940 Acts from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if, and to the extent decreed advisable by the Trust or the Trust Underwriter.

2.6.
The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer qualifies.

2.7.
The Trust makes no representation as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Trust represents that it is and shall at all times remain in compliance with the laws of the state of Delaware to the extent required to perform this Agreement.

2.8.
The Trust represents and warrants that its Board of Trustees, a majority of whom are not interested persons of the Trust and to the extent required by applicable law, will formulate and approve any plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to Rule 12b-1.

2.9	The Trust represents that it is lawfully organized and validly existing under the Laws of Delaware and that it does and will comply with applicable provisions under the 1940 Act.

2.10
The Trust represents and warrants that it and all of its trustees, officers, employees and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule I7g-1 of the 1940 Act or related provisions as may be promulgated from time to time, The aforesaid. aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11.
The Trust Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust Underwriter further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.12.
The Trust Underwriter represents and warrants that the Trust's investment manager, Wells Fargo Bank, is exempt from registration as an investment adviser under all applicable federal and state securities laws and that the investment manager will perform its obligations to the Trust in accordance with any applicable state and federal securities laws.

ARTICLE III    Prospectuses and Proxy Statements; Voting.

3.1.
The Trust Underwriter shall provide the Company, at the Trust's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation including a final copy of a current prospectus set in type at the Trust's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust's prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust new prospectus printed together in one document; in such case at the Company's expense.

3.2.
The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust Underwriter (or, in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust),

3.3.
The Trust, at its expense, shall provide the Company with copies of its proxy material, if may, reports to shareholders and other communications to shareholders in such quantities as the Company may reasonably require and the Trust shall bear the costs of printing and distributing them to existing Contract owners or participants.

3.4.
The Trust hereby notices the Company that it is appropriate to include in the prospectuses pursuant to which the contracts are offered disclosure regarding the potential risks of mixed and shared funding.

3.5.	To the extent required by law the Company shall:

(1)	solicit voting instructions from Contract owner or participants:

(2)	vote the Trust shares held in each Separate Account in accordance with instructions received from Contract owners or participants; and

(3)
vote Trust shares held in each Separate Account for which no timely instructions have been received, in the same proportion as Trust shares of such Fund for which instructions have been received from the Company's Contract owners or participants;

for so long as and to the extent that the 1940 Act requires pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Order. The Trust will notify the Company of any changes of interpretation or amendment to the Mixed and Shared Funding Order.

3.6.
The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section I6(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV    Sales Materials and Information

4.1.
The Company shall furnish, or shall cause to be furnished, in the Trust or the Trust Underwriter, each piece of salrs literature or other promotional material in which the Trust or the Trust's investment manager, sub-adviser or Trust Underwriter is named, at least five business days prior to its use. No such material shall be used if the Trust or the Trust Underwriter reasonably objects in writing to such use within five business days after receipt of such material.

4.2.
The Company represents and warrants that sales literature for the Contracts prepared by the Company or its affiliates will be consistent in all material respects with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contract, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.3.
The Company shall not give any information or that any representations or statement on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or by the Trust Underwriter, except with the permission of the Trust or the Trust Underwriter. The Trust and the Trust Underwriter agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Trust Underwriter, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i,e,. information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust the Trust Underwriter, nor any other affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Trust Underwriter. The parties hereto agree that this Section 4.3 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.

4.4.
The Trust or the Trust Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Separate Account, or the Contracts are named, at least five business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within five business days after receipt of such material.

4.5.
The Trust represents and agrees that sales literature for the Trust prepared by the Trust its affiliates in connection with the sale of the Contracts will be consistent in all material respects with every law, rule and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.6.
The Trust and the Trust Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and basis. The Trust and the Trust Underwriter shall mark information produced by or on behalf of the Trust "FOR BROKER USE ONLY" which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used., and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that is not so marked.

4.7.
The Trust will provide to the Company at least one copy of all registration statements, prospectus, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.8
The Company will provide to the Trust, upon request, at least one complete copy of all registration statements that relate to the Contacts or each Separate Account. The Company shall promptly inform the Trust of any examination by the SEC (or other regulatory authorities) that relates to the Funds in the Contract.

4.9.
Fur purposes of Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or deisigned for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication.,distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Conduct Rules, the 1940 Act or the 1933 Act.

ARTICLE V    Fees and Expenses

5.1.
The Trust and Trust Underwriter shall pay fee or other compensation to the Company under this Agreement, except subject to Rule 12b-1 Plan to finance distribution expenses, in which case, subject to obtaining any required exemptive orders, or other regulatory approvals, the Trust Underwriter may make. payments to the Company or to the underwriter for the Contract if and in amounts agreed to by the Trust Underwriter in writing. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to anther party. In addition, nothing herein shall prevent parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Separate Accounts.

5.2.
All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. All Trust shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust shall bear the expenses for the cost of registration and qualification of the initial shares, preparation and filing of the Trust's prospectus and registration statement, Trust proxy materials and reports, printing proxy materials and annual reports for existing Contract owners, setting in type the Trust's prospectuses, the preparation of all statements and notices required by any federal or State law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to any Rule 12b-1 Plan under the 1940 Act duly adopted by the Trust.

5.3.
The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectuses and statements of additional information; and the cost at printing and distributing annual individual account statements for Contract owners as required by state insurance law.

ARTICLE VI	Diversification

6.1.
The Trust represents and warrants that, at all times, the Funds will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Fund ceases to so qualify, the Trust will take all reasonable steps (a) to notify Hartford immediately of such event and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII    Potential Conflicts

7.1.	If and to the extent that the Trust engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Trust, this Article VII shall apply.

7.2.
The Board of Trustees of the Trust (the "Trust Board") will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) as action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding, (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting. The Trust shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

7.3.
The Company has reviewed a copy of the Mixed and Shared Funding Order, and it has reviewed the conditions to the requested relief set forth therein. The Company agrees to assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Fording Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4.
If it is deemed by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such nets in a different investment medium, including another Fund, or in the case of insurance company participants submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a changer and (b) establishing a new registered management investment company or managed Separate Account,

7.5.
If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required. at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within 30 days after written notice is given that this provision is being implemented, subject to applicable law but in any event consistent with the term of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing to the material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.6.
If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account within 30 days after the Trust informs the Company of a material irreconcilable conflict, subject to applicable but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal. and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.7.
For purposes of Sections 7.4 through 7.7 of this Agreement, the majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Trust Underwriter be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilably conflict.

7.8.	The Trust Board's determination of the existence of a material irreconcilable conflict and its implication will be made known in writing to the Company.

7.9.
The Company shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the Mixed and

Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

7.10.
If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adapted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed .and Shared Funding Order, the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6-e2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII    Indemnification
8.1.     Indemnification Bv The Company
(a)    The Company agrees to indemnify and hold harmless the Trust, the Trust Underwriter, and each of the Trust's or the Trust Underwriter's directors, officers, employer, or agents and each person, if any, who controls the Trust or the Trust Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including reasonable legal and at other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares of the Contracts and;

(1)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Contracts or contained in the Contracts, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified patty if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf-of the Trust for use in the registration statement, prospectus or statement of information for the Contracts, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contacts or Trust shares; or

(2)
arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, Trust prospectus or sales literature of other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct by the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)
arise out of or as a result from any untrue statement or alleged untrue statement of material fact contained in the Trust's registration statement, prospectus, statement of additional information, sales literature or other promotional material of the Trust or any amendment thereof, or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance open and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

(4)	an as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

(5)
arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result out of any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.
(b)    No party shall be entitled to indemnification by the Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(c)    The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
8.2.    Indemnification By the Trust Underwriter
(a)    The Trust Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust Underwriter), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

(1)
arise out of or are based upon any untrue statement or alleged untrue statement, of any material fact contained in the registration statement, prospectus, or statement of additional information for the Trust, or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust Underwriter or the Trust by or on behalf of the Company for use in the registration statement, prospectus, or statement of additional information for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(2)
arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statement, the Contract or Trust prospectus, statement of additional information, or sales literature or other promotional material for the Contracts or of the Trust not supplied by the Trust Underwriter or persons under the control of the Trust Underwriter) or wrongful conduct of the Trust Underwriter or persons under the control of the Trust Underwriter, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)
arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus. statement of additional information, or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust Underwriter or persons under the control of the Trust Underwriter; or

(4)
arise as a result of any failure by the Trust Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement; or

(5)
arise out of or results from any material breach of any representation and/or warranty made by the Trust Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust Underwriter.

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust Underwriter may otherwise have.
(a)No party shall he entitled to indemnification by the Trust Underwriter if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Separate Account
8.3.    Indemnification By the Trust
(a)    The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents, and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(1)
arise as a result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

(2)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust may otherwise have.
(a)No party shall be entitled to indemnification by the Trust if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts or the operation of each Separate Account.
8.4.     Indemnification Procedures
Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim have been served upon such indemnified party (or after such party shall have received notice of such service upon any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In addition, any failure by the indemnified party to notify any indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX    Applicable Law

9.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions thereof.

9.2.
This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the term's hereof shall be jute: p: led arid cornmeal in accordance. therewith.

ARTICLE X    Termination

10.1.	This Agreement shall terminate automatically in the event of its assignment, unless made with written consent of each party; or
(a)    at the option of any party upon six months advance written notice to the other parties; or
(b)    at the option of the Company if shares of the Funds delineated in Exhibit B arc not reasonably available to meet the requirements of the Contracts as determined by the Company; or
(c)    at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
(d)    at the option of the Company upon institution of formal proceedings against the Trust or the Trust Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Trust Underwriter's or the Trust's ability to perform its obligations under this Agreement; or
(e)    at the option of the Trust or the Trust Underwriter by written notice to the Company, if the Company gives the Trust and the Trust Underwriter the written notice specified in Section 1.8(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(e) shall be effective sixty (60) days after the notice specified in Section 1.8(b) was given; or
(f)    at the option or the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) all contract owners of variable insurance products of all separate accounts, or (ii) the interests of the Participating Insurance Companies investing in the Trust as delineated in Article VII of this Agreement; or
(g)    at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or
(h)    at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Trust will fall to meet such requirements; or
(i)    it the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days; or
(j)    at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Trust Underwriter has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations or the Company or the Contracts (including the sale thereof); or
(k)    at the option of the Trust or Trust Underwriter, if the Trust or Trust Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or Trust Underwriter; or
(l)    subject to the Trust's compliance with Article VI hereof, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or stale law. Termination shall be effective immediately upon such occurrence without notice.
10.2.     Notice Requirement
(a)    In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.
(b)    In the event that any termination of this Agreement is based upon the provision of Sections 10.1(b) - (d) or 10.1(g) - (i) prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to to be affective upon receipt of such notice by the non-terminating parties.
(c)    In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the nonterminating parties. Such prior written notice shall be given by the party terminating this Agreement to the nonterminating parties at least 30 days before the effective date of termination.

10.3.	It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.
10.4.     Effect of Termination
(a)Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Trust and the Trust Underwriter to continue to make available additional shares of the Trust for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments the Trust and/or invest in the Trust upon the making of additional purchase payments under tho Existing Contracts. The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
(b)If shares of the Trust continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a).

10.5.
The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by sate and/or federal laws or regulations or judicial or other legal precedent of general application or as permitted by an SEC exemptive order (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Trust Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Trust underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Trust Underwriter 90 days notice of its intention to do so.

ARTICLE.    Notices

11.1.
Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

If to the Trust:        C. David Messman, Esq.
Vice President & Senior Counsel
Wells Fargo Bank
Legal Department
633 Folsom Street - 7th Floor
San Francisco, CA 94107-3600

If to the Company:    Hartford Life and Annuity Insurance Company
200 Hopmeadow St.
Simsbury, CT 06089
Attention: Senior Vice President - IPD
cc: General Counsel
cc: International Corporate Marketing Group
100 Campus Dr., Suite 250
Florham Park, NJ 07932
Attention: President

If to the Trust Underwriter:     Stephens Inc.
111 Center Street
Little Rock, AK 72201
Attention: Richard H. Blank, Vice President
ARTICLE XII    Miscellaneous

12.1.
All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2.
Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

12.3.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6	This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

12.7.
Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.8.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.9.	The parties to this Agreement may amend the exhibits to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust.

12.10
The Trust has filed a Certificate of Trust with the Secretary of State of The State of Delaware. The Company acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interests hereunder. The Company further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Fund on whose behalf. the Trust has executed this instrument. The Company also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Fund for the obligations of another Fund.

12.11.
Except as otherwise expressly provided in this Agreement, neither the Trust nor the Trust Underwriter nor any affiliate thereof shall use any trademark, trade name, service mark or log of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided in this Agreement, neither the Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Trust or of the Trust Underwriter, or any variation of any such trademark, trade name, service mark or logo without the prior written consent of either the Trust or of the Trust Underwriter, as appropriate, the granting of which shall be at the sole option of the Trust or of the Trust Underwriter, as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By: /s/ C. David Messman
Name: C. David Messman
Title: Secretary
Hartford Life and Annuity Insurance Company
By:
Name:
Title:
Stephens Inc.
By: /s/ Richard H. Blank
Name: Richard H. Blank
Title: Sr. Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By:
Name: C. David Messman
Title:
Hartford Life and Annuity Insurance Company
By: /s/ James P Van Etten
Name: James P Van Etten
Title: Asst. Vice President
Stephens Inc.
By:
Name: Richard H. Blank
Title:

EXHIBIT A
Separate Account and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Equity Income Fund
Wells Fargo Asset Allocation Fund
Wells Fargo Growth Fund
Wells Fargo Equity Value Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Large Company Growth Fund

EXHIBIT C
Funds Available under the Contracts Prior to this Agreement

AMENDMENT NO. 1
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 31st day of October 2001, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Tnist Underwriter").
WHEREAS, the Trust, HL&A and the Trust Underwriter are parties to that certain Participation Agreement dated July, 2000 (the "Agreement"); and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to expand the number of Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to add HLIC as a party to the Agreement as an issuer of the Contracts; and
WHEREAS, the parties hereto wish to amend certain provisions of the Agreement related to the (i) purchase and sale of Fund shares and certain operational matters, (ii) allocation of expenses for prospectuses and statements of additional information, and (iii) observance of certain privacy provisions of the Gramm-Leach-Bliley Act.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HL&A, HLIC, the Trust and the Trust Underwriter hereby agree as follows:
Hartford Life Insurance Company Added as a Party. Hartford Life Insurance Company is hereby added as a party to the Agreement and after the date of this amendment, the term "Company" shall include both Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company.

Operations Matters. Section 1.7 of Article I of the Agreement is deleted in its entirety and replaced with the following:

1.7.
Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to the payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall each net purchase and redemption orders, respectively, and each transmit one net payment for all Funds in accordance with Section 1.8.

The following are added as new Section 1.13 of Article I:
1.13. NSCC Fund/Serv. The Company may purchase, redeem and settle purchases and redemptions of shares of the Funds in accounts registered in the name of the Company or the Separate Account via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and the Trust and Trust Underwriter agree to allow such purchases, redemptions and settlement, subject to the following:
(a)The wire order purchase or redemption request is placed through NSCC Fund/Serv.
(b)In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by the Trust's transfer agent ("Transfer Agent") in its sole judgment.
(c)The Company hereby warrants to the Trust Underwriter, the Transfer Agent, and the Fund(s) that each purchase and redemption has been authorized by the Contract owner prior to initiation and that the Company has internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons.
(d)This arrangement will be governed by and subject to rules and procedures established by the Trust Underwriter and the Transfer Agent for effecting such transactions,
(e)The Trust Underwriter may terminate the Company's participation in the transactions described in this paragraph at any time if the Trust Underwriter reasonably believes or has reason to believe that the Company has failed or may fail to comply with any of the conditions set forth herein with 48 hours written notice followed by telephone confirmation. Such termination shall not affect the Company's responsibilities under this Article I with respect to such transactions.
Prospectus and Statement of Additional Information. Section 3.1 of Article III of the Agreement is deleted in its entirety and replaced with the following:
3.1    (a)    The Trust Underwriter, at the Company's expense, will print and provide the Company with as many copies of the Trust's current prospcctus(es) and statement of additional information as the Company may reasonably request for sales of Contracts and promotion of Trust series to holders of Contracts who do not have Contract values allocated to such Series. The Trust Underwriter, at its expense, will print and provide the Company with as many copies of the Trust's current prospectus(es) and statement of additional information as the Company may reasonably request for use with existing Contract owners who have Contract values allocated to any Series of the Trust. At the Company's request, the Trust will provide (in lieu of printed prospectuses) camera-ready film, computer diskettes or typeset electronic document files containing the Trust's prospectus(es) and statement of additional information for printing by the Company at the Trust's expense. The Company will deliver, at the Trust's expense, the Trust's prospectus(es) and statement of additional information to existing owners of the Contracts. The Company may elect to print the Trust's prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. In this case, the Trust's share of the total expense for printing and delivery of the combined prospectus shall be determined pro-rata based upon the page count of the Trust's prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts, and the proportion of such combined prospectus(es) and/or statements of additional information provided to existing owners of Contracts (at the Trust's expense), and to prospective Contract owners or for other promotional purposes.
(b)    The Company, at its expense, will print the prospectus for the Contracts for use with prospective owners of the Contracts. if the Company chooses to receive camera-ready film, computer diskettes or typeset electronic document files of the Trust's prospectus(es) and statement of additional information (in lieu of receiving printed copies), the Trust shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.
New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.
New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.
Privacy Rights of Contract Owners. The following is added to the end of Section 12.2 at Article XII of the Agreement:

Each party agrees that it will diligently protect the privacy rights of owners of the Contracts in accordance with applicable federal and state laws and regulations, including Title V of the Gramm-Leach-Bliley Act of 1999.
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]

Its: Secretary                        Its: SVP
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Bruce W. Ferris
Its Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement

Separate Account ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts: GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

Separate Account: Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
Contracts: HL-VA-99 Series VII of The Director variable annuity; HL-VA-00 The
Director Outlook variable annuity

Separate Account: Hartford Life and Annuity Insurance Company Separate Account One
(established May 20, 1991)
Contracts: LA-VA-99 Series VII of The Director variable annuity; LA-VA-00 The
Director Outlook variable annuity

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund

AMENDMENT NO. 2
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
Effective January 1, 2002, the Participation Agreement is amended as follows:
1.    Paragraph 3.5 is amended as follows:
a. The first sentence is deleted in its entirety and replaced with the following:
"a. For its registered Accounts, to the extent required by law, the Company shall:"
b. The following is added as sub-paragraph 3.5(b)
"b. For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and agrees that:

(1)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

(2)	the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(3)	with regard to each Series, the Company, on behalf of the corresponding Account subaccount, will:

(i)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act."
2.    The following separate account is added to Exhibit A:

Separate Account: ICMG Series III B
(established February 8, 1996)

Contracts: GVL-93(P) Group Flexible Premium Variable
Life Insurance Contract
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    SVP

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its     AVP

AMENDMENT NO. 3
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 2nd day of September, 2003, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Trust Underwriter).
WHEREAS, the Trust, the Company and the Trust Underwriter are parties to that certain Participation Agreement dated July 2000, as amended by Amendment No. 1 dated October 31, 2001, as amended by Amendment No. 2 dated January 1, 2002, (the "Agreement"); and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to restate the Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trust and the Underwriter hereby agree as follows:

1.	New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.

2.	New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    Vice President
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its Senior Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract
Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
HL-VA-99 Series VII of The Director variable annuity
HL-VA-03 Series VIII of The Director variable annuityAVells Fargo
Leaders Variable Annuity
HL-VA-00 The Director Outlook variable annuity
HL-VA-03 Series II of The Director Outlook variable annuity/Wells Fargo
Leaders Outlook Variable Annuity
Hartford Life and Annuity Insurance Company Separate Account One (established May 20, 1991)
LA-VA-99 Series VII of The Director variable annuity
LA-VA-03 Series VIII of The Director variable annuity/Wells Fargo Leaders Variable Annuity
LA-VA-00 The Director Outlook variable annuity
LA-VA-03 The Director Outlook variable annuity (Series /Wells Fargo Leaders Outlook Variable Annuity
Separate Account    ICMG Series III B
(established February 8, 1996)
Contracts:        GVL-93(P) Group Flexible Premium Variable Life Insurance Contract;

EXIIIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Total Return Bond Fund

ASSIGNMENT AND AMENDMENT Mo. 4
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS, INC.
THIS AMENDMENT made effective as of the.1st day of January, 2007, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. ("Stephens") and Wells Fargo Funds Distributor, LLC ("Funds Distributor").
Recitals:
The Trust, the Company and Stephens are parties to a certain Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002; and as further amended by Amendment No. 3 thereto dated September 2, 2003 (collectively, the "Agreement").
WHEREAS, effective April 8, 2005, Funds Distributor assumed distribution responsibilities from Stephens.
WHEREAS, Stephens desires to assign its rights, privileges, duties and obligations under the Agreement to Funds Distributor, as of April 8, 2005.
WHEREAS, the Trust, the Company and Funds Distributor wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available, for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency whereof being hereby acknowledged, the undersigned do hereby agree as follows:
A.Assignment to Funds Distributor. Stephens hereby assigns its rights, privileges, duties and obligations under the Agreement to Funds Distributor as of April 8, 2005, and the company hereby agrees to such assignment (the "Assignment"). Funds Distfibutor hereby agrees to assume. all rights, privileges, duties and obligations of Stephens under this Agreement to which it is added as a party.
B.No Predecessor Liability. The Company specifically acknowledges and agrees that (a) Funds Distributor does not accept or assume any liabilities, and do not agree to pay, perform :;)r discharge any indemnification obligations, under the Agreement resulting from actions of Stephens prior to the date upon which the Agreement was assigned from Stephens to Funds Distributor, and (b) the Company shall seek indemnification from Stephens, and not from Funds Distributor or any of its affiliates, for all claims, suits, actions, losses, damages, liabilities, costs, and expenses of any nature whatsoever resulting from actions of Stephens prior to the date upon which the Agreement is assigned from Stephens to Funds Distributor.
C.     Amendment to the Agreement.
1.Exhibit B is hereby amended and restated as set forth in Revised Exhibit B attached hereto and made a part hereof. Revised Exhibit B shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.The Amendment may be executed in counterparts, ea.& of which shall be an original and all of which together shall constitute one instrument.
3.Except as herein above and herein before amended, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.r
IN WITNESS WHEREOF, the undersigned have hereunto.set their respective hands and seals as of the day and year first above written.
WELLS FARGO VARIABLE TRUST            Agreed and Accepted as to Section A and B of
this Agreement
STEPHENS INC.

By: /s/ C. David Messman                By: /s/ Michael W. [illegible]
Name: C. David Messman                Name: Michael W. [illegible]
Title: Secretary                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

HARTFORD LIFE AND ANNUITY            WELLS FARGO DISTRIBUTOR,
INSURANCE COMPANY                LLC

By: /s/ Robert Arena                    By: /s/ Randy Henze
Name: Robert Arena                    Name: Randy Henze
Title: SVP                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

Agreed and accepted this ___ day of January, 2007.

REVISED EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT Discovery Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Money Market Fund
Wells Fargo Advantage VT Opportunity Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Small/Mid Cap Value Fund
Wells Fargo Advantage VT Total Return Bond Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells.Fargo Advantage VT International Core Fund

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC ("Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated. the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this ani all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabcve provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shad be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, tie undersigned have hereunto set their respective hands and seals as of the date first abode written.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and ll
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC (Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to effect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts named. Schedule A, as amended.
.v.
By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and I IR
Wells Fargo Director Outlook Series II and HR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR

AMENDMENT No. 6 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIFE INSURANCE COMPANY
This Amendment dated as of October I, 2010 to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, and as further amended by Amendment No. 5 dated December 5, 2007 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 16, 2010

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By: /s/ Robert Arena                    By: /s/ Robert Arena

Name:                            Name:

Title:                            Title:

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By: /s/ Randy C. Henze                    By: /s/ Andrew Owen

Name:    Randy C. Henze                    Name: Andrew Owen

Title:    Executive Vice President                Title: Assistant Secretary

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III B

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus 1
The Director Select Series III and IIIR
The Director Select Plus Series II and IIR
The Director Select Outlook Series II and IIR
The Director Select Series II and IIR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)

AMENDMENT No. 7 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIEF INSURANCE COMPANY
This Amendment to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, Amendment No. 5 thereto dated December 5, 2007, and as further amended by Amendment No. 6 effective July 16, 2010 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company") amends the Agreement as follows:
1.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective Date: May 2, 2011

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Steven M. Kluever

Name:    Steven M. Kluever                Name: Steven M. Kluever

Title: Vice President                    Title: Vice President

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By its authorized officer,                    By its authorized officer,

By: /s/ Randy C. Henze                    By: /s/ Kosey Phillips

Name:    Randy C. Henze                    Name: Kosey Phillips

Title:    SVP                        Title: Treasurer

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III 13

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and HR.
Wells Faro Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus I
The Director Select Series III and IIIR
The Director Select Plus Series II and HR
The Director Select Outlook Series II and IIR
The Director Select Series II and HR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)
Hartford's Personal Retirement Manager Select B-Share

GUARANTEE AGREEMENT

Agreement, dated as of January 1, 1990 between Hartford Fire Insurance Company ("Hartford") and Hartford Life and Accident Insurance Company and its wholly owned subsidiary, Hartford Life Insurance Company (collectively, "Hartford Life Companies").

WITNESSETH: WHEREAS, the Hartford Life Companies are wholly owned subsidiaries of Hartford; and

WHEREAS, the Hartford Life Companies desire to provide an increased level of security to potential purchasers of their products; and

WHEREAS, Hartford is willing to guarantee the capacity of the Hartford Life Companies to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.

GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford unconditionally guarantees to the Hartford Life Companies on behalf of and for the benefit of the Hartford Life Companies and owners of life, accident and health insurance and annuity contracts issued by any of the Hartford Life Companies during the term of this Agreement that it will, on demand, make funds available in cash to the Hartford Life Companies for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford shall be deemed to constitute, a direct or indirect guarantee by Hartford of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of the Hartford Life Companies, except as provided in this Section 1.

SECTION 2.

OBLIGATIONS UNCONDITIONAL

The obligations of Harford under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of Hartford hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford hereby expressly waives diligence, presentment, notice of acceptance and any requirement that the Hartford Life Companies exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.

SUBROGATION

Hartford hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against the Hartford Life Companies.

SECTION 4.

REMEDIES

Hartford agrees that as to it on the one hand, and contract owners on the other hand, the obligations of the Hartford Life Companies guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against the Hartford Life Companies and that, in the event of any such declaration, such obligations (whether or not due and payable by the Hartford Life Companies) shall forthwith become due and payable by Hartford for purposes of this Guarantee.

SECTION 5.

NO WAIVER

No failure on the part of the Hartford Life Companies to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.

CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by one of the Hartford Life Companies during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, the Hartford Life Companies, their successors and assigns.

SECTION 7.

AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified provided, however, Hartford may terminate its obligations hereunder by giving written notice of such termination to the Hartford Life Companies, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8.

GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.

COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD FIRE INSURANCE COMPANY
BY: /s/ Donald R. Frahm -----------------------------------
ITS:

HARTFORD LIFE INSURANCE COMPANY
BY: /s/ Lowndes A. Smith -----------------------------------
ITS:

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
BY: /s/ Lowndes A. Smith -----------------------------------
ITS:

GUARANTEE AGREEMENT

Agreement between Harford Life Insurance Company ("HL") and ITT Hartford International Life Reassurance Corporation, its wholly owned subsidiary ("HLRe"), effective as of May 1, 1993.

WITNESSETH:

WHEREAS, HLRe is a wholly owned subsidiary of HL; and

WHEREAS, HL is willing to guarantee the payment of HLRe's legitimate reinsurance obligations arising out of HLRe's operations; and

WHEREAS, the corporate interests of HLRe and HL, will be enhanced by existence of such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.

GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HL unconditionally guarantees to HLRe and insurers and reinsurers ceding insurance business to HLRe pursuant to reinsurance agreements with HLRe that it will, (i) on demand, make funds available in cash to HLRe, for the timely payment of contractual claims made under such reinsurance agreements or (ii) if HLRe fails to pay such contractual claims in a timely manner, on demand make funds available in cash to such insurers and reinsurers for the timely payment of contractual claims made under such reinsurance agreements. This Agreement is not, and nothing herein contained or done pursuant hereto by HL shall be deemed to constitute, a direct or indirect guarantee by HL of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of HLRe, except as provided in this Section 1. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by insurers and reinsurers upon the insolvency, bankruptcy or reorganization of HLRe or otherwise, all as though such payment had not been made.

SECTION 2.

OBLIGATIONS UNCONDITIONAL

The obligations of HL under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HL hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HL hereby expressly waives diligence, presentment, demand, any notice requirements including notice of acceptance, rights of setoff and counterclaim and any requirement that HLRe or any insurer or reinsurer exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.

SUBROGATION

HL hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against HLRe.

SECTION 4.

REMEDIES

HL agrees that as to it on the one hand, and ceding insurers and reinsurers on the other hand, the obligations of HLRe guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation) or any applicable state law, preventing such declaration as against HLRe and that, in the event of any such declaration, such obligations (whether or not due and payable by HLRe) shall forthwith become due and payable by HL for purposes of this Guarantee.

SECTION 5.

NO WAIVER

No failure on the part of HLRe or the insurers and reinsurers to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.

CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all reinsurance agreements entered into by HLRe, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HL, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, the insurers, reinsurers, HLRe, and their successors and assigns.

SECTION 7.

AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HL may terminate its obligations hereunder by giving written notice of such termination to HLRe at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HL's continuing liability with respect to all reinsurance agreements entered into prior to the Termination Date. Such termination will not be effective unless 30 days prior notice is also provided to:

Standard and Poors
ATTN: Rating Group
26 Broadway
New York, NY 10004

SECTION 8.

GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.

COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE INSURANCE COMPANY

DATE: 8/29/94                             BY: /s/ Lowndes A. Smith
-----------------------------------------------------------             ITS: President

ITT HARTFORD INTERNATIONAL LIFE
REASSURANCE CORPORATION

DATE: 8/29/94                             BY: /s/ Bruce D. Gardner
------------------------------------------------------------             ITS: General, Counsel & Secretary

GUARANTEE AGREEMENT

THIS AGREEMENT, between Hartford Life Insurance Company ("HL") and ITT-Comprehensive Employee Benefit Service Company, its wholly owned subsidiary ("ITT-CEBSCO"), effective as of April 1, 1997.

WITNESSETH:

WHEREAS, ITT-CEBSCO is an indirect wholly owned subsidiary of HL; and

WHEREAS, in the ordinary course of its business operations, ITT-CEBSCO assumes the liability obligation to make periodic payments to claimants under structured settlements where such liability obligation is assigned to ITT-CEBSCO in a "qualified assignment" within the meaning of section 130(c) of the Internal Revenue Code; and

WHEREAS, in connection with said qualified assignments, ITT-CEBSCO purchases annuity contracts from HL for the purpose of funding the liability obligation; and

WHEREAS, HL and ITT-CEBSCO desire to provide an increased level of security to claimants under such structured settlements; and

WHEREAS, HL is willing to guarantee the payment of ITT-CEBSCO's legitimate obligations arising out of ITT-CEBSCO's operations as the assignee under such qualified assignments; and

WHEREAS, the corporate interests of HL and ITT-CEBSCO will be enhanced by the existence of such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing, and for other valuable consideration, the receipt of which is hereby acknowledged, HL unconditionally guarantees to ITT-CEBSCO, on behalf of and for the benefit of ITT-CEBSCO and claimants under structured settlements where the liability obligation to make payments thereunder has been assigned to and assumed by ITT-CEBSCO pursuant to a qualified assignment made during the term of this Agreement and provided such liability obligations are funded through annuity contracts issued by HL, that HL will, on demand, make funds available in cash to ITT-CEBSCO for the timely payment of said structured settlement liability obligations. This Agreement is not, and nothing herein contained or done pursuant hereto by HL shall be deemed to constitute, a direct or indirect guarantee by HL of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ITT-CEBSCO, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HL under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever which might otherwise constitute a legal or equitable discharge of surety or guarantor, it being the intent of this Guarantee that the obligations of HL hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HL hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ITT-CEBSCO exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HL hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ITT-CEBSCO.

SECTION 4.
REMEDIES

HL agrees that as to it on the one hand, and structured settlement claimants on the other hand, the obligations of ITT-CEBSCO guaranteed hereunder may be declared to be forthwith due and payable at the payment dates specified in the qualified assignment and release documents, and the annuity contracts issued in connection therewith, notwithstanding any stay provided for by the federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ITT-CEBSCO and that, in the event of any such declaration, such obligations (whether or not due and payable by ITT-CEBSCO) shall forthwith become due and payable by HL for the purpose of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ITT-CEBSCO to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all structured settlements where the liability obligation to make payments thereunder has been assigned to and accepted by ITT-CEBSCO pursuant to a qualified assignment made during the term of this Agreement and are funded through annuity contracts issued by HL, (ii) shall remain in full force and effect until payment in full of such obligations, (iii) shall be binding upon HL, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by ITT-CEBSCO, the claimants and their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HL may terminate its obligations hereunder by giving written notice of such termination to ITT-CEBSCO at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HL's continuing liability with respect to all structured settlements where the liability obligation to make payments thereunder have been assigned to and accepted by ITT-CEBSCO pursuant to a qualified assignment made prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall, for any purposes, be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ John P. Ginnetti
-----------------------------------
Name: John P. Ginnetti
Its: Executive Vice President

ITT-COMPREHENSIVE EMPLOYEE
BENEFIT SERVICE COMPANY
By: /s/ Timothy P. Schiltz
-----------------------------------
Name: Timothy P. Schiltz
Its: Vice President

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7
AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel

CAPITAL MAINTENANCE AGREEMENT

This is a CAPITAL MAINTENANCE AGREEMENT (the "Agreement") by and among Hartford Life Insurance Company ("HLIC"), a stock life insurance company with its principal offices at 200 Hopmeadow Street, Simsbury, Connecticut 06089 and Hartford Life, Inc. ("HLI"), a Delaware corporation with its principal offices at 200 Hopmeadow Street, Simsbury, Connecticut 06089.

WHEREAS, HLI owns, through its subsidiary, Hartford Life and Accident Insurance Company, all of the outstanding Common Stock of HLIC.

WHEREAS, HLIC is the principal insurance entity through which HLI conducts its individual and group variable life insurance and annuity products business, including variable life insurance, variable annuity and modified guaranteed annuity products business registered with the United States Securities and Exchange Commission.

WHEREAS, HLIC has requested that HLI, and HLI wishes to, provide a capital maintenance agreement in favor of HLIC.

NOW THEREFORE, the parties agree as follows:

1. During the term of this Agreement, if at any time HLIC retrospectively determines that its Total Adjusted Capital, as defined and determined in accordance with the NAIC Risk-Based Capital for Life and/or Health Insurers Model Act and the NAIC's RBC Instructions (the "RBC Act"), effective on the determination date, is less than 125% of the Company Action Level RBC (as defined in the RBC Act), then HLI will, within 30 days of HLIC's retrospective determination, contribute to HLIC an amount sufficient to increase its Total Adjusted Capital so that it is at least 125% of Company Action Level RBC.

2. HLIC will notify HLI in writing when HLI's contribution to HLIC is necessary. This notification will be signed by HLIC's chief financial officer and will certify and appropriately document the amount of and the need for such contribution.

3. This Agreement will become effective upon the approval by the Board of Directors of HLI following the approval of the Connecticut Department of Insurance.

4. This Agreement will terminate when HLIC ceases to include HLI financial statements in HLIC insurance product registration statements, or upon mutual agreement of HLI and HLIC. In the first event, HLIC shall promptly, but in no event later than thirty (30) days thereafter, notify HLI that the circumstance has occurred.

5. This Agreement may be amended at any time by a document signed by the parties.

6. Any notices under this Agreement shall be in writing, addressed as follows:

TO: HLIC                         TO: HLI
Hartford Life Insurance Company                 Hartford Life, Inc.
P.O. Box 2999                         P.O. Box 2999
Hartford, CT 06104-2999                     Hartford, CT 06104-2999
Attn: President                         Attn: President

7. The validity, construction, and effect of this Agreement shall be governed according to the laws of the State of Connecticut.

8. If any provision of this Agreement is determined by any court of competent Jurisdiction to be invalid, its other terms shall not be affected and shall remain in full force and effect.

9. This Agreement is for the benefit of HLIC and may be enforce by it. This Agreement does not confer any rights on any persons other than the parties.

10. This Agreement constitutes the entire agreement among the parties with respect to the matters discussed herein.

HARTFORD LIFE, INC.                     HARTFORD LIFE INSURANCE COMPANY
BY: Christine Hayer Repasy                 BY: Marianne O'Doherty
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TITLE: Sr. VP & General Counsel                 TITLE: Assistant General Counsel
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DATE: 3/12/01                         DATE: 3/12/01
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